Exhibit 10.4

OFFICE LEASE

FOR

SKYVIEW BUSINESS PARK, LLC

a Nevada Limited Liability Company

TENANT:

International Integrated Incorporated

A British Virgin Islands Corporation

TABLE OF CONTENTS

SECTION 1:	PREMISES
1.01	Description
1.02	Determination of Square Footage
1.03	Landlord Reservations
1.04	Zoning, Permits, etc.

SECTION 2:	TERM
2.01	Commencement Date
2.02	Occupancy Date
2.03	Acceptance of Premises
2.04	Option to Renew
2.05	Holdover

SECTION 3:	RENT
3.01	Minimum Annual Rent
3.02	Minimum Annual Rent Increases
(a) Cost of Living Increases
(b) Fixed Percentage Increases
3.03	Index
3.04	Partial Months
3.05	Rental/CAM Deposit
3.06	Obligation to Pay Additional Rent
3.07	Other Costs
3.08	Definitions

SECTION 4:	ADDITIONAL RENT
4.01	Additional Rent
(a) Tenant’s Pro-rata Portion of Center’s Operating Cost
(b) Center’s Operating Cost Defined
4.02	Impositions
4.03	Scope of Additional Rent
4.04	Late Charge

SECTION 5:	SECURITY DEPOSIT
5.01	Security Deposit
5.02	Increases to Security Deposit
5.03	Landlord’s Accounting for Deposits
5.04	Not Deductible from Rental Obligations

SECTION 6:	SURRENDER OF PREMISES
6.01	Tenant’s Removal of Tenant’s Property
6.02	Landlord’s Notice to Remove
6.03	Landlord’s Removal of Tenant’s Property

SECTION 7:	USE OF PREMISES
7.01	Permitted Use and Trade Name
7.02	Repair and Maintenance Obligations
7.03	Trash Removal
7.04	Rules and Regulations
7.05	Operate in Business-Like Manner
7.06	Rights of Other Tenants in Center
7.07	Center Security Services
7.08	Compliance with Laws
(a) Hazardous Waste
(b) Permissible Conditions
(c) Indemnification of Landlord
(d) Compliance Inspections

SECTION 8:	PARKING AND COMMON AREAS
8.01	Nonexclusive Right to Parking and Common Areas
8.02	Obligation to Pay Pro-rata Share of Center’s Operating Cost
8.03	Parking Limitations

SECTION 9:	ALTERATIONS AND IMPROVEMENTS
9.01	Restriction On Alterations
9.02	Signage

SECTION 10:	REPAIRS
10.01	Repairs and Maintenance
10.02	Tenant’s Responsibilities

i

SECTION 11:	LANDLORD SERVICES
11.01	Landlord’s Services
11.02	Notice to Tenant

SECTION 12:	TAXES
12.01	Taxes
12.02	Additional Taxes

SECTION 13:	UTILITIES
13.01	Utilities
13.02	Pro-rata Share

SECTION 14:	INSURANCE
14.01	General Obligations
14.02	All-Risk Casualty Insurance
14.03	Certificate of Insurance/Evidence of Renewal
14.04	Use to not Increase Insurance Risk
14.05	Recovery Limited to Insurance
14.06	Waiver of Subrogation
14.07	Plate Glass
14.08	Indemnification
14.09	Landlord’s Policy Covering Center
14.10	Landlord’s Liability Policy Covering Center

SECTION 15:	LIENS
15.01	Tenant shall allow no Liens

SECTION 16:	INDEMNIFICATION
16.01	Tenant’s Duty to Indemnify
16.02	Limitation on Landlord’s Liability
16.03	Landlord’s Duty to Indemnify
16.04	Survival Clause

SECTION 17:	SUBORDINATION; ESTOPPEL CERTIFICATE
17.01	Subordination
17.02	Estoppel Certificate
17.03	Attornment

SECTION 18:	ASSIGNMENT AND SUBLETTING
18.01	Assignment/Subletting Not Permitted Without Prior Written Consent
18.02	Tenant Not Released
18.03	No Merger
18.04	Review Fees
18.05	Transfer of Ownership
18.06	Tenant Not Released/Conditions

SECTION 19:	CONDEMNATION
19.01	Condemnation
19.02	Entire Premises
19.03	Portion of the Premises
19.04	Following Appropriation
19.05	Landlord’s Right to Terminate
19.06	Disposition of Awards
19.07	Temporary Taking

SECTION 20:	DAMAGE OR DESTRUCTION
20.01	Destruction
20.02	Repair and Reconstruction
20.03	Insurance Proceeds

SECTION 21:	RIGHT OF ACCESS
21.01	Landlord’s Right to Enter
21.02	Storage of Materials
21.03	Showing to Re-let

SECTION 22:	EXPENDITURES BY LANDLORD
22.01	Landlord’s Expenditures

SECTION 23:	TENANT’S DEFAULT; LANDLORD’S REMEDIES
23.01	Events of Default
23.02	Landlord’s Rights
23.03	Removal of Persons and Property

23.04	Court Costs and Attorneys Fees
23.05	No Waiver
23.06	Landlord’s Lien

SECTION 24:	QUIET POSSESSION
24.01	Quiet Possession

SECTION 25:	LANDLORD’S DEFAULT
25.01	Landlord’s Breach
25.02	Limitation of Landlord’s Liability

SECTION 26:	FORCE MAJEURE
26.01	Force Majeure

SECTION 27:	NOTICES
27.01	Notices
27.02	Change of Address

SECTION 28:	GENERAL PROVISIONS
28.01	Remedies Cumulative
28.02	Successors
28.03	Partial Invalidity
28.04	Time of the Essence
28.05	Entire Agreement/No Parol Evidence
28.06	No Partnership
28.07	Brokers
28.08	Attorney’s Fees and Costs
28.09	Governing Law
28.10	Interpretation
28.11	Tenant’s Consideration
28.12	Additional Records
28.13	Recordation
28.14	Waiver
28.15	Landlord’s Financing Condition
28.16	Authority to Execute
28.17	Landlord’s Reservation of Rights

EXHIBIT “A” - Site Plan

EXHIBIT “B” - Memorandum of Commencement

EXHIBIT “C” - Landlord’s Work Letter

EXHIBIT “D” - Tenant Signage Criteria

EXHIBIT “E” - Rules and Regulations

EXHIBIT “F” - AGENCY DISCLOSURE

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into this 10th day of October , 2002, by and between SKYVIEW BUSINESS PARK, LLC, a Nevada Limited Liability Company, (the “Landlord”) and International Integrated Incorporated, a British Virgin Islands Corporation  (the “Tenant”).

Fundamental Lease Provisions

Date of Lease:	October 10, 2002

Landlord:	SKYVIEW BUSINESS PARK, LLC
a Nevada Limited Liability Company

Tenant:	International Integrated Incorporated
A British Virgin Islands Corporation

Location of Premises:	4560 South Decatur Boulevard
Las Vegas, Nevada 89103

Size of Leased Space:	6,405.01 +/- Rentable Square Feet
5,360.00+/- Usable Square Feet
Rentable and usable square feet and corresponding rental rates could be adjusted per final space plan.

Lease Term:	Five (5) years consecutive full lease months (plus a partial lease month, if any, prior to the first full lease month).

Minimum Annual Rent:	$1.6411 per rentable square foot per month for a total of $126,135.12 per annum, payable in 12 monthly installments during the first year.

Term Commencement Date:

The term of this Lease shall commence on the date which is the earlier of (a) the date the Premises are ready for occupancy as specified in Section 2.02 or (b) the date on which Tenant takes possession of or occupies any portion of the Premises for any purpose (the “Commencement Date”), but in no event shall the Commencement Date be later than January 1, 2003.

Term Expiration Date:	Sixty (60) months from the Commencement Date.

Rental Increase:	Increased annually at a fixed rate of four percent (4%).

Options to Renew:	Two (2) Five (5) year option(s) as defined in Section 2.04.

Security Deposit:	$10,600.00

Landlord Address for Notice:	c/o Investment Equity Builders
4560 S. Decatur Boulevard, Suite 200
Las Vegas, Nevada 89103
702-871-4545
702-367-8126 Fax

Tenant Address for Notice:	International Integrated Incorporated
4560 S. Decatur Boulevard, Suite 300
Las Vegas, Nevada 89103
702-731-2519
702-791-5365 Fax

INITIALS

LEASE AGREEMENT

THIS LEASE AGREEMENT (Lease) is made and entered into this 10th day of October, 2002, by and between SKYVIEW BUSINESS PARK, LLC, a Nevada Limited Liability Company, (the Landlord) and INTERNATIONAL INTREGRATED INCORPORATION, A BRITISH VIRGIN ISLANDS CORPORATION, (Tenant).

SECTION 1:                           PREMISES

1.01                           Description.  Upon the conditions and covenants set forth herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that unit or space no. 300  (the “Premises”) in the Sky View Business Park, located at 4560 South Decatur Boulevard, Las Vegas, Nevada (the Center), which is described on Exhibit A-1” attached hereto, and consisting of approximately 6,405.01 +/- rentable square feet and  5,360+/- usable square feet, which Premises is indicated by cross-hatching on the Site Plan of the Center attached hereto as Exhibit A-2”.

1.02                           Determination of Square Footage.  If demising walls are to be installed or relocated, then to determine the actual square footage of the Premises, Landlord shall measure the Premises promptly following the date that the demising walls are established (sLandlords Final Measurements); otherwise the aforesaid square footage is Landlords Final Measurement.  Landlords Final Measurement shall be binding upon Tenant unless Tenant notifies Landlord of any actual error therein within ten (10) calendar days after written notice thereof.  Interior spaces shall be measured from centerline to centerline of party walls, exterior spaces shall be measured from center line of party walls to outside face of exterior walls; depth shall be measured from outside face of exterior walls.  There shall be no reduction of square footage by reason of any columns or architectural elements within the Premises.

1.03                           Landlord Reservations.  Landlord reserves to itself the exclusive use of the roof, exterior walls and the area above and below the Premises (other than roll-up doors and exterior doorways), together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements now or in the future, leading through the Premises and which serve other parts of the Center.

1.04                           Zoning, Permits, Views, etc.  The zoning for the Center is C-1.  Tenant shall be responsible, at its sole cost and expense for obtaining all permits and licenses required by law and for compliance with all governmental rules, codes and regulations, including but not limited to, business licenses and fire code regulations to conduct the business contemplated by Tenant.  Landlord does not warranty or guaranty that the view from the Premises shall remain the same during the term or subsequent terms, as may from time to time be executed.

SECTION 2:                           TERM

2.01                           Commencement Date.  The term of this Lease shall commence on the date which is the earlier of (a) the date the Premises are ready for occupancy as specified in Section 2.02 or (b) the date on which Tenant takes possession of or occupies any portion of the Premises for any purpose (the “Commencement Date”), but in no event shall the Commencement Date be later than January 1, 2003, and shall end Sixty (60) full lease months from the Commencement Date, unless sooner terminated pursuant hereto (the “Term”).  Promptly following the Commencement Date, Landlord and Tenant shall confirm the Commencement Date and the expiration date by executing and delivering a Memorandum of Commencement Date (“Memorandum”) in the form attached hereto as Exhibit “B.” This Lease shall not be void, voidable or subject to termination, nor shall Landlord be liable to Tenant for any loss or damage, resulting from Landlord’s inability to deliver the Premises to Tenant on the date specified in Landlord’s notice given pursuant to Section 2.02, but no rent hereunder shall be payable hereunder with respect to any delay in delivery of the Premises which is caused solely by Landlord.

2.02                           Occupancy Date.  Landlord shall prepare the Premises for occupancy by Tenant in accordance with the provisions of Landlord’s Work Letter, attached hereto as Exhibit “C.” Landlord shall deliver to Tenant a written notice stating the date on which the Premises will be ready for occupancy, (the “Occupancy Date”), such notice to be given not less than five (5) days prior to the Occupancy Date indicated in the notice.  The Occupancy Date for the Premises shall not occur until each of the following conditions have been satisfied: (a) the Building Systems are operational to the extent necessary to service the Premises; (b) Landlord has provided reasonable access to the Premises by Tenant, its agents, employees, licensees and invitees so that the Premises may be used without substantial interference; (c) Landlord has provided Tenant the number of parking spaces set forth in Article 6; (d) Landlord has substantially completed the Work required to be performed by Landlord in accordance with Landlord’s Work Letter other than details of construction, decoration and minor mechanical adjustments which do not materially interfere with Tenant’s use of the Premises; and (e) Landlord shall have (i) obtained a certificate of occupancy for the Building, or a temporary certificate of occupancy for the portion of the Building which includes all the Premises, or (ii) completed all Base Building Work and all Tenant Work (as defined in Landlord’s Work Letter) necessary to entitle Landlord to the issuance of such a certificate of occupancy or such a temporary certificate of occupancy.  Failure of Landlord to complete work on the Building other than as described above shall not delay the Commencement Date.  Notwithstanding anything to the contrary set forth above, if the Occupancy Date is delayed as a result of any act or omission of any kind by Tenant, its agents or employees, the Commencement Date (and the commencement of Tenant’s obligation to pay rent) shall be accelerated by the number of days of such delay and the Commencement Date shall be deemed to occur on the date the Premises would have been ready for occupancy without such delay.

2.03                           Acceptance of Premises.  By entering into possession of the Premises or any part thereof and except for such matters as Tenant shall specify to Landlord in writing within ten (10) days thereafter, Tenant shall be conclusively deemed to have accepted the Premises and to have agreed that Landlord has performed all of its obligations hereunder with respect to the Premises and that the Premises are in satisfactory condition and in full compliance with the requirements of this Lease as of the date of such possession, except for the minor details of construction, decoration and mechanical adjustments referred to in Section 2.02 above.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, except as otherwise expressly provided in this Lease, with respect to the Premises, the Building or any other portion of the Center, including without limitation, any representation or warranty with respect to the suitability or fitness of the Premises, the Building or any other portion of the Center for the conduct of Tenant’s business.

2.04                           Option to Renew.  Provided Tenant is in compliance with each and every covenant, term, condition and rental obligation on its part to be performed at the time of exercise or at any time thereafter, Tenant shall have the option to extend this Lease for two (2) extension term(s) of five (5)  years each, commencing on the expiration date hereof (each, an “Option Term”).  Said option shall be exercised by giving Landlord notice in writing of such election, at least six (6) months, but not more than nine (9) months prior to the expiration date of the Lease.  Such extension term shall be on the same covenants, terms and conditions as provided herein for the original term, except that the rental provided in Section 4 of the Lease shall be the higher of:  (1) the then prevailing market rental rate or; (2) the rental payable during the final month of the expiring term or extension term, whichever the case may be.

It is understood that the rental rate to be paid at any time during an Option Term shall in no event be less than the amount Tenant is obligated to pay during the final month of the expiring Term or expiring Option Term, whichever the case may be.  If Tenant and Landlord are unable to agree on the rental rate for the extension term within three (3) months after Tenant’s notice of election to extend the Term of the Lease pursuant to this Option, the right to extend hereunder shall terminate and the Lease shall expire at the end of the then current Term.  Any other provision hereof to the contrary notwithstanding, Tenant shall only have the right to extend the Lease pursuant to this Option for a total period of six (6) years.

2.05                           Holdover.  If Tenant holds possession of the Premises with the consent of Landlord after the expiration of the Term, such holding over shall create a tenancy from month to month only, upon the same terms and conditions as are herein set forth, except that Minimum Monthly Rent shall be one hundred fifty percent (150%) of the Minimum Monthly Rent as of the expiration hereof.  Additionally, the acceptance by Landlord of rent after the expiration of the Lease shall not constitute a consent to hold over or result in a renewal hereof.  The foregoing provisions of this Section are in addition to, and do not affect, Landlords right to re-entry or any other rights of Landlord hereunder or at law or in equity.

SECTION 3:                           RENT

3.01                           Minimum Annual Rent.  For the period beginning on the Rent Commencement Date and continuing until adjusted pursuant to Section 3.02, Tenant shall pay Landlord, in advance without deduction or setoff for any reason, minimum annual rent for the Premises the amount of One Hundred Twenty Six Thousand One Hundred Thirty Five and 12/100 Dollars ($126,135.12).  The Minimum Annual Rent shall be payable in twelve (12) equal monthly installments of Ten Thousand Five Hundred Eleven and 12/00 Dollars ($10,511.26) per month (Minimum Monthly Rent), each installment being payable in advance on the first day of each calendar month

3.02                           Minimum Annual Rent Increases.   On each Adjustment Date (defined below), the Minimum Annual Rent due hereunder shall increase as set forth under Subsection (a) or (b) below.  In the event the parties neglect to designate a Subsection, Subsection (a) shall be deemed selected.

[ THE PARTIES SELECT:     OR SUBSECTION (b)                    , BY INITIALING THE SELECTED INCREASE METHOD.]

(b)                                 Fixed Percentage Increases.  Minimum Annual Rent shall be increased at the rate of Four Percent (4%) on each Adjustment Date.

3.04                           Partial Months.  If the Term includes a fractional month, for that fractional month Tenant shall pay as Minimum Monthly Rent that proportion of the Minimum Monthly Rent due which the number of days in said fractional month bear to the total number of days in said month.

3.05                           Rental/Operating Cost Deposit.  Concurrently with the execution and delivery hereof, Tenant has the sum of $12,368.71, representing Minimum Monthly Rent, plus Tenants estimated pro rata portion of the Centers Operating Cost, for the first month of the Term, and pending the Occupancy Date, same shall be held by Landlord in the same manner as the Security Deposit.

3.06                           Obligation to Pay Additional Rent.  Regardless of whether the Occupancy Date precedes the Commencement Date, Tenants obligation to pay Additional Rent (as defined in Section 4 below) shall commence upon the Occupancy Date.

3.07                           Other Costs.  Tenant shall also pay, in addition to the Minimum Annual Rent, all other costs, as Additional Rent, as more specifically set forth below.

3.08                           Definitions.  As used herein, the following terms shall have the following meanings:

(a)                                  sLease Year shall mean a twelve (12) month calendar year, except that in the event the Occupancy Date occurs other than January 1, the first Lease Year hereunder shall be that fractional part of the calendar year from the Occupancy Date to December 31 of the same year and the final Lease Year shall be that fractional part of the calendar year from January 1 to the expiration date.

(b)                                 Rental Year shall mean a twelve (12) calendar month year beginning on the Rent Commencement Date and ending twelve (12) calendar months thereafter and each full twelve (12) calendar months respectively thereafter.

(c)                                  Tenants pro-rata portion or share shall mean a percent based upon a fraction the numerator of which is the total number of rentable square feet of the Premises and the denominator of which is the total number of rentable square feet from time-to-time then constructed within the Center and which are occupiable.

SECTION 4:                           ADDITIONAL RENT

4.01                           Additional Rent.  This Lease is what is commonly called a sTriple Net or ssNet, Net, Net Leases, which means that Landlord shall receive the Minimum Monthly Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises.  In addition to the Minimum Monthly Rent, Tenant shall pay to the parties respectfully entitled thereto all costs, and any other charges, costs or expenses which arise or may be contemplated under any provisions of this Lease during the term hereof.  Such other costs and charges shall include, but are not limited to: property taxes, liability insurance, water, sewer fees, electricity, landscape and building maintenance, etc.  All of such charges, costs and expenses shall constitute Additional Rent, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided herein for the failure of Tenant to pay Minimum Monthly Rent.  In addition to the Minimum Monthly Rent, Tenant shall pay Landlord, at the time and the manner set forth, the following as Additional Rent:

(a)                                  Tenant’s Pro-rata Portion of Center’s Operating Cost.  Tenant’s pro-rata portion of the Center’s Operating Cost,  which shall be estimated annually on a Lease Year basis by Landlord.  Tenants pro-rata portion of the Centers Operating Cost for the first Lease Year shall be $22,289.40  Tenant shall be notified in writing of Landlord’s “good-faith” estimate prior to the last day of each Lease Year.  Tenant shall commence payment of one twelfth (1/12) of such estimated annual costs without further demand or any deduction or setoff, in advance, on the first day of each subsequent calendar month during such ensuing Lease Year, which amount shall be $1,857.45.  Within a reasonable period of time following the end of each Lease Year, Landlord shall ascertain the actual Center’s Operating Costs for the previous Lease Year and will notify Tenant in writing of such actual Center’s Operating Costs.  After determining such Center’s Operating Cost for the previous Lease Year, Landlord shall then determine if Tenant owes any additional sums thereof, or if Tenant has paid Landlord more than its pro-rata share thereof.  Tenant shall pay to Landlord on demand, the amount, if any, equal to the difference between the actual payments made by Tenant and the actual Center’s Operating Cost as determined by Landlord within thirty (30) days of receiving written notice from Landlord and regarding Tenant’s underpayment even though same may be received after the expiration or termination of this Lease.  If any excess payment(s) has been made by Tenant, then same shall be held by Landlord and applied to Tenant’s subsequent payment(s) of the Center’s Operating Cost, as Additional Rent.  Tenant shall not be entitled to receive interest on any Additional Rent paid hereunder.

(b)                                 Center’s Operating Cost Defined.  The term “Center’s Operating Cost” shall mean the total cost and expense incurred in managing, operating, equipping, lighting, repairing, replacing and maintaining the Center in such manner as Landlord, in its sole discretion, deems appropriate, including, without limitation, all Impositions (as that term is defined below), the repair and maintenance to the roof and the exterior walls of the buildings in the Center, periodic painting of the buildings in the Center, landscaping services, HVAC maintenance contracts and normal maintenance of the HVAC unless the HVAC is separately maintained by Tenant, sweeping, maintenance services repairs to and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters landscaping and sprinkler system in planting areas, water, electrical and other utility services thereto, removal of trash, rubbish and other refuse from the Center, cleaning of and replacement of signs of the Center, including revamping and repairs made as required, maintenance and repair of all of the Common Areas, including the lobby areas, elevators, stairways, common hallways and Common Restrooms, liability and other insurance, the establishment of reasonable reserves for replacements and/or repairs of Common Area improvements, equipment and supplies, employment of such personnel as Landlord may deem reasonably necessary, and an administrative fee not to exceed ten percent (10%) of the total amount of the Center’s Operating Cost, which fees shall be payable to Landlord or to any other entity which is managing or administrating the Center.

4.02                           Impositions.  Monthly, in advance, in addition to all other rental amounts specified herein, as further Additional Rent, Tenant shall pay Tenant’s pro-rata portion of Impositions, as herein defined.  The amounts due hereunder shall be estimated on a Lease Year basis in advance by Landlord and shall be paid in the same manner as specified in Section 4.01(a) for payment of the Tenant’s portion of the Center’s Operating Cost.  For the purpose of this Lease, “Imposition” means:

(a)                                  Any real estate taxes, fees, assessments or other charges assessed against the Center or any improvements thereon.

(b)                                 All personal property taxes on personal property used in connection with the Center and related structures other than taxes payable by Tenant under Section 12 hereof and taxes of the same kind as those described in said Section 12 payable by other tenants in the Center pursuant to corresponding provisions of their leases.

(c)                                  Any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the term hereof upon all leasehold improvements, over and above the building shell, whether installed by Landlord or Tenant.

(d)                                 Any and all environmental levies or charges now in force affecting the Center or any portion thereof or which may hereafter become effective, including, but not limited to, parking taxes, levies, or charges, employer parking regulations, and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state or federal agency or authority.

(e)                                  Any other taxes levied or assessed in addition to, as a replacement, alternative, or substitute for, in lieu of such real or personal property taxes.

(f)                                    Any and all fees paid by Landlord in its opposition to any tax assessments, but only to the maximum amount of one-half (s) of the taxes that would have been otherwise payable if Landlord had not opposed the original tax assessment.

4.03                           Scope of Additional Rent.  Tenant agrees that all monies required to be paid by Tenant pursuant to this Lease, except for the Minimum Monthly Rent, are hereby exclusively deemed to be “Additional Rent.”

4.04                           Late Charge.  If Tenant fails to pay, within five (5) days after the same is due and payable, any Minimum Monthly Rent, Additional Rent or any other amount or charge to be paid as Additional Rent hereunder, such unpaid amount shall be subject to a late charge equal to fifteen percent (15%) of such unpaid amount.  In addition, any such unpaid amount shall bear interest from the thirtieth (30th) day after the due date thereof to the date of payment at the rate of eighteen percent (18%) per annum.

SECTION 5:                           SECURITY DEPOSIT

5.01                           Security Deposit.  Concurrently with the execution hereof, Tenant has deposited with Landlord the sum of Ten Thousand Six Hundred Dollars and no/100($10,600.00), receipt of which is hereby acknowledged by Landlord (the Deposit).  Landlord shall hold the Deposit as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease, including the timely vacating of the Premises by Tenant.  If Tenant defaults with respect to any provision hereof, Landlord may, but shall not be required to, use or retain all or any part of the Deposit for the payment of any rent or other monies due Landlord, to clean the Premises or to compensate Landlord for any other loss or damage to repair damages to the Premises, which Landlord may suffer by reason of Tenants default.  If any portion of the Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Deposit to its original amount.

5.02                           Increases to Security Deposit.  To the extent that either the Minimum Monthly Rent or any Additional Rent as defined herein increases, Tenant shall deposit such sum with Landlord such that the Deposit shall equal one months Minimum Monthly Rent plus Tenants estimated (or actual if available) pro-rata portion of the Centers Operating Cost.

5.03                           Landlord’s Accounting for Deposits.  Landlord shall not be required to keep the Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Deposit.  Should Tenant comply with all of the terms, covenants and conditions herein and promptly pay all the rent and all other sums payable by Tenant to Landlord hereunder as the same fall due, then the Deposit shall be returned to Tenant thirty (30) days after the end of the Term, or after payment of the last payment due from the Tenant to Landlord, whichever occurs last.  In the event of sale or transfer of the Center or of any portion thereof containing the Premises, if Landlord transfers the Deposit to the vendee or transferee for the benefit of the Tenant, or if such vendee or transferee assumes liability with respect to the Deposit, then Landlord shall be released by Tenant from all liability for the return of the Deposit, and Tenant agrees to look solely to the vendee or transferee for the return of the Deposit.  Tenant agrees that this Section 5 shall apply to every transfer or assignment to a new Landlord.

5.04                           Not Deductible from Rental Obligations.  Tenant may not deduct the Deposit from its Minimum Monthly Rent, Additional Rent, or from other payments to Landlord hereunder and Landlordss right to possession of the Premises or to take appropriate action for nonpayment of any other reason shall not be affected by the fact that Landlord holds the Deposit and does not use, apply or retain same as set forth herein.

SECTION 6:                           SURRENDER OF PREMISES

6.01                           Tenant’s Removal of Tenant’s Property.  Upon the expiration or sooner termination of the Term, if Tenant has fully and faithfully performed all of the terms, conditions and covenants hereof to be performed by Tenant, but not otherwise, Tenant shall, at its sole cost and expense, remove all personal property and trade fixtures which Tenant has installed or placed in or on the Premises (all of which are hereinafter referred to as Tenants Property).  Tenant shall repair all damage resulting from such removal and Tenant shall thereupon surrender the Premises in the same condition as on the Occupancy Date, reasonable wear and tear excepted.

6.02                           Landlord’s Notice to Remove.  If Tenant has not fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant shall nevertheless remove Tenants Property from the Premises in the manner aforesaid within fifteen (15) days after receipt of written direction to do so from Landlord.

6.03                           Landlord’s Removal of Tenant’s Property.  In the event Tenant fails to remove any of Tenants Property as provided herein, Landlord may, but is not obligated to, at Tenants expense, remove all of such Tenants Property not so removed and repair all damage to the Premises resulting from such removal, and Landlord shall have no responsibility to Tenant for any loss or damage to Tenants Property caused by or resulting from such removal or otherwise.  If the Premises is not surrendered at the end of the Term, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on such delay.

SECTION 7:                           USE OF PREMISES

7.01                           Permitted Use and Trade Name.  The Premises is leased to Tenant solely for general office use for an Executive Management Office.  Tenant shall not use or suffer to be used the Premises, or any portion thereof, for any other purpose or purposes whatsoever, without Landlords prior written consent.  Should Tenants use change the occupancy rating of the Center, then Tenant, at its sole cost and expense, shall be responsible to retrofit the Premises to comply with the occupancy rating.  It is Tenants responsibility to ensure that its proposed use for the Premises is legally permissible.  Tenant shall conduct business under the trade name of INTERNATIONAL INTEGRATED INCORPORATED OR ANY OTHER SUCCESSOR RESULTING FROM MERGER, ACQUISTIONS, ETC, and no other without the prior written consent of Landlord.

7.02                           Repair and Maintenance Obligations.  Tenant shall keep and maintain, at Tenants sole cost and expense, in good order, condition and repair (including any such replacement and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, Tenant signage, all plumbing and sewage facilities within the Premises including free flow up to the main sewer line, fixtures, heating and air conditioning and electrical systems (whether or not located in the Premises), sprinkler system, walls, floors and ceilings, and any work performed by or on behalf of Tenant hereunder.  Tenant shall also keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) any special equipment, fixtures or facilities other than the usual and ordinary plumbing and utility facilities, which special facilities shall include, but not be limited to, grease traps located outside the Premises.  Landlord agrees to assign to Tenant any warranties Landlord may have pertaining to those parts of the Premises Tenant is responsible for maintaining hereunder.

7.03                           Trash Removal.  Tenant shall store all trash and garbage in metal containers located where designated by Landlord so as not to be visible or create a nuisance to customers and business invitees in the Center, and so as not to create or permit any health or fire hazard.  Landlord shall arrange for the regular removal thereof.  If Tenant requires more frequent refuse removal or larger refuse facilities over that generally provided by Landlord, Tenant shall pay for same.

7.04                           Rules and Regulations.  Tenant hereby covenants and agrees that it, its agents, employees, servants, contractors, subtenants and licensees shall abide by the Rules and Regulations attached hereto as Exhibit E and incorporated herein by reference, and such additional rules and regulations hereafter adopted, and amendments and modifications of any of the foregoing, as Landlord may, from time to time, adopt for the safety, care and cleanliness of the Premises or the Center, and for the preservation of good order thereon and therein.

7.05                           Operate in Business-Like Manner.  Tenant shall operate the Premises during the entire Term with sound business practice, due diligence and efficiency.  Tenant shall provide, install and at all times maintain in the Premises all suitable furniture, fixtures, equipment and other personal property necessary for the conduct of Tenants business therein in a businesslike manner.

7.06                           Rights of Other Tenants in Center.  Tenant shall not do, permit or suffer anything to be done, or kept upon the Premises which will obstruct or interfere with the rights of other tenants, Landlord or the patrons and customers of any of them, or which will annoy any of them or their patrons by reason of unreasonable noise or otherwise, nor will Tenant commit or permit any nuisance on the Premises or commit or suffer waste or any illegal act to be committed thereon.

7.07                           Center Security Services.  Tenant acknowledges and agrees that Landlord may, but will not  be required to, adopt and provide security services for the Center from time to time.  However, Landlord will not  be required to provide any such services for the Center, and any security services that are voluntarily undertaken by Landlord may be changed or discontinued from time to time in Landlords sole and absolute discretion, without liability to Tenant, its employees, agents, customer and invitees.  Tenant waives any claims it may have against Landlord arising out of any security services provided by Landlord, or the inadequacy or absence thereof, specifically including Landlord=s negligence with respect to the providing or failure to provide such services.  Tenant assumes the total and sole responsibility for pursuing any civil or criminal remedies against any other person.  Landlord shall supply a 24-hour key-card security access system at the entrance to the building.  Tenant will be given access cards upon occupancy of the Premises.  Tenant shall be solely responsible for the replacement cost of any lost or stolen access cards.  Replacement cards shall be at a cost of $10.00 per card.    Upon termination of Lease, Tenant shall return all access cards.

7.08                           Compliance with Laws.  Tenant shall at its sole cost and expense, comply with all federal, state, city and municipal statutes, ordinances, rules, and regulations in force during the Term and affecting the Center, the Premises or Tenant’s use thereof.  Further, Tenant shall indemnify and hold Landlord harmless from and against any penalty, damage or charges imposed for any violation of any requirement by Tenant, its assignees or agents.

(a)                                  Hazardous Waste.  Tenant shall not use the Premises for the generation, storage, manufacture, production, releasing, discharge, or disposal of any hazardous substance (defined below) or allow or suffer any other entity or person to do so.  “Hazardous Substance” shall mean any flammable or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by a governmental law, order, regulation or ordinance presently in effect or as amended or promulgated in the future and shall include, without limitation:

(i)                                  Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in CERCLA, RCRA, the Hazardous Materials Transportation Act, 40 U.S.C. Sections 1801 et seq., the Clean Water Act, 33 U.S.C. 2601 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j, and in the regulations promulgated pursuant to said laws;

(ii)                              Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(iii)                          Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States Government, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and

(iv)                            Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls or (D) designated as a “hazardous substance” pursuant to Section 311 or the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317).

(b)                                 Permissible Conditions.  The foregoing notwithstanding, Tenant shall be entitled to use and maintain such limited quantities of materials that may otherwise be defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” as used in the ordinary course of Tenant’s business; provided, that such “materials” are properly maintained, stored, disposed of, Tenant complies with all laws, ordinances, rules and regulations applicable thereto and Tenant bears all responsibility and liability therefor.

(c)                                  Indemnification of Landlord.  Tenant shall protect, indemnify and hold harmless Landlord, its partners, directors, officers, employees, agents, successors and assigns, the Center and Landlord’s management agent for the Center from and against any and all claims losses, damages, costs, expenses, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitations, attorneys’ fees and costs at trial and on appeal) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants, representations and warranties of this Section 7.08, or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of Hazardous Substance on, under, from or about the Premises.  The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Premises, the Center, or affecting any natural resources arising in connection with the use, generation, manufacturing, production, handling, storage, transport, discharge or disposal of any such Hazardous Substance, and irrespective of whether any of such activities were or will be undertaken in accordance with environmental laws or other applicable laws, regulations, codes and ordinances.

(d)                                 Compliance Inspections.  Upon notification of Tenant by Landlord, Landlord reserves the right to request appropriate governmental officials to inspect the Premises, from time to time, in order to determine Tenant’s compliance herewith.

SECTION 8:                           PARKING AND COMMON AREAS

8.01                           Nonexclusive Right to Parking and Common Areas.  Tenant, its agents, employees, contractors, subtenants, customers and business invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use such Common Areas of the Center (including, but not limited to, the parking lot(s), walkways, corridors, halls, passageways and ramps, sidewalks, access roads, landscape and planted areas, conference facilities, public rest rooms and other public facilities, if any) as designated from time to time by Landlord in its sole discretion (collectively “Common Areas”), subject to such rules and regulations as Landlord may from time to time impose.  Landlord shall operate, manage, equip, light, repair and maintain the Common Areas for their intended purposes, as Landlord shall determine.  Landlord may do such other acts in and to the Common Areas as in its sole judgment may be desirable.  All Common Areas shall be subject to the exclusive control and management of Landlord or its agents.  Tenant shall not at any time interfere with the rights of Landlord, other tenants, its and their agents, employees, contractors, subtenants, licensees, customers and business invitees to use any part of the parking lot or Common Areas.  In no event shall Tenant have the right to sell or solicit in any manner in any of the Common Areas without Landlord’s prior written consent.  Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation, or reduction or abatement of rent, by reason of any alteration or diminution of the Common Areas, and no such alteration or diminution of the Common Areas, shall be deemed constructive or actual eviction.

8.02                           Obligation to Pay Pro-rata Share of Center’s Operating Cost.  Notwithstanding the foregoing, Tenant shall be obligated to pay its pro-rata share of the Center’s Operating Cost as set forth in Section 3 above.

8.03                           Parking Limitations.  Tenant and its employees shall park their cars only in those portions of the parking areas, if any, designated for that purpose by Landlord.  Tenant shall furnish Landlord with its and its employees automobile license numbers within fifteen (15) days after the Occupancy Date and Tenant shall thereafter notify Landlord of any change within five (5) days after such change occurs.  Tenant hereby authorizes Landlord to tow away from the Center at Tenant’s expense any improperly parked car or cars belonging to Tenant or Tenant’s employees and/or to attach violation stickers or notices to such cars.  Landlord may assign covered parking and charge fees for same.  Landlord shall allow Tenant the exclusive use of seven (7) covered parking spaces located on the south side of the building for the term of the Lease at rate of Forty-five and no/100 Dollars ($45.00) per space per month, to be paid as Additional Rent.

SECTION 9:                           ALTERATIONS AND IMPROVEMENTS

9.01                           Restriction on Alterations.  Tenant may make no alteration, repairs, additions or improvements in, to or about the Premises (collectively, “Tenant Alterations”), without the prior written consent of Landlord, and Landlord may impose as a condition to such consent such requirements as Landlord, in its sole discretion, may deem necessary or desirable, including without limitation, (a) the right to approve the plans and specifications for any work, (b) the right to require insurance satisfactory to Landlord, (c) the right to require security for the full payment for any work, (d) requirements as to the manner in which or the time or times at which work may be performed and (e) the right to approve the contractor or contractors to perform Tenant Alterations.  All Tenant Alterations shall be compatible with the Building and completed in accordance with Landlord’s requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers.  Tenant shall pay to Landlord Landlord’s reasonable charges for reviewing and inspecting all Tenant Alterations to assure full compliance with all of Landlord’s requirements.  Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, ordinances, codes, rules or regulations.  Further, Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant Alterations, except to the extent such defects are caused by Landlord, its agents, servants or employees.  If requested by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation in connection with the construction of such Tenant Alterations.  Tenant shall promptly pay all costs incurred in connection with all Tenant Alterations and shall not permit the filing of any mechanic’s lien or other lien in connection with any Tenant Alterations.  If a mechanic’s lien or other lien is filed against the Building or the Project, Tenant shall discharge or cause to be discharged (by bond or otherwise) such lien within ten (10) days after Tenant receives notice of the filing thereof and shall not allow any such lien to be foreclosed upon.  If a mechanic’s lien or other lien is filed against the Building or the Project and Tenant fails to timely discharge such lien, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien.  Tenant shall pay to Landlord within thirty (30) days following notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at Landlord’s cost of money from the date of such payment by Landlord.  Any increase in any tax, assessment or charge levied or assessed as a result of any Tenant Alterations shall be payable by Tenant in accordance with Section 12 hereof.  Tenant shall be responsible for paying the general contractor’s overheard and fee in connection with the work performed pursuant to this Section 9.

9.02                           Signage.  All signs shall be designed, constructed and installed in accordance with Exhibit attached hereto and incorporated by this reference herein or such uniform sign criteria as may be promulgated by Landlord in lieu thereof.  All such signage shall be installed by the Commencement Date.  Landlord shall have final approval of any and all signs to be located on or about the Premises and the Center.  Tenant shall submit working drawings to Landlord for approval.  Landlord shall, in writing, either accept, reject or modify Tenants sign proposal within seven (7) business days after receipt.  Failure of Landlord to notify Tenant within the seven (7) day period shall be deemed a rejection of the proposed sign.  Landlord agrees that the approved sign shall become a portion of this Agreement.  Tenant may erect identification signs only on the entrance door to the Premises in the spaces so designated by Landlord in the sign criteria set forth in Exhibit “D” hereto and made a part hereof by reference and which may be amended or modified by Landlord from time to time.

SECTION 10:  REPAIRS

10.01                     Repairs and Maintenance.  Landlord shall maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted.  Tenant shall repair and pay for any damage caused by the negligence of Tenant, or Tenant’s employees, agents or invitees, or caused by Tenant’s default hereunder.  The term “walls” as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries.  Tenant shall provide Landlord immediately written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect.  Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions hereof shall be limited to the cost of such repairs or maintenance or the curing of such defect.

10.02                     Tenant’s Responsibilities.  Tenant shall at its own cost and expense maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms hereof) in good condition, promptly making all necessary repairs and replacements.  Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Section 14 below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado damage.  Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

SECTION 11:  LANDLORD SERVICES

11.01                     Landlord’s Services.  Landlord agrees to provide Tenant, as Landlord deems necessary, and subject to the (i) limitations contained in any governmental controls now or hereafter imposed or matters beyond Landlord’s control, (ii) cessation for necessity and (iii) Tenant’s payment and performance obligations in connection with the Center’s Operating Costs, the following services:

(a)                                  Regular refuse and trash disposal.

(b)                                 Water and sewer access for reasonable uses in the Premises and Common Areas with the exception of commercial enterprises which require water for the conduct of their business, the latter cost thereof being paid as Additional Rent hereunder as billed to such Tenant by Landlord; and

(c)                                  Landscaping, streetscaping, parking lot repair and maintenance and sweeping, electrical power and water for the Common Areas and lighting for the Common Areas.

11.02                     Notice to Tenant.  Upon twenty-four (24) hours notice to Tenant, Landlord reserves the right to enter the Premises to install and maintain pipes, energy meters, conduits and other appurtenances in the soffit or other space about the ceilings or ceiling line, the walls and under any floors of the Premises, which appurtenances or the like may be for other tenants of the building in which the Premises is situated.

SECTION 12:  TAXES

12.01                     Taxes.  Tenant shall be liable for and shall pay before delinquency (and, upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes, fees, bonds and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant’s Property or any other personal property belonging, situated or installed in or upon the Premises whether or not affixed to the realty.  If any such taxes on personal property are assessed as part of the tax on the real property of which the Premises is a part, then Tenant shall pay to Landlord the amount of such additional taxes as may be levied against the real property by reason thereof.

12.02                     Additional Taxes.  If at any time during the Term, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed against Landlord on account of any rent reserved hereunder, all such tax or excise on rents or other taxes shall be paid by Tenant.  Whenever Landlord receives any statement or bill for any such tax or shall otherwise be required to make payment on account thereof, Tenant shall pay, as Additional Rent, the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.

SECTION 13:  UTILITIES

13.01                     Utilities.  Tenant shall pay all charges for gas, heat, electricity, power, refuse disposal, environmental waste disposal, air conditioning, telephone service (collectively “Utilities”) charged or attributable to the Premises, and all other services or utilities used in, upon or about the Premises by Tenant during the Term.  To the extent the costs therefor are not separately metered or billed to Tenant, but are a cost of the Center, including water, sewer service charges and rentals and customary refuse disposal, Landlord shall estimate in advance and Tenant shall pay as Additional Rent and in the manner and at the time(s) Tenant pays its share of the Center’s Operating Cost under Section 4.01(a) above, all charges for Utilities and all other services used in, upon or about the Premises by Tenant.

13.02                     Pro-rata Share.  With respect to any Utility or other service mentioned herein which is not separately metered or billed to Tenant, if Landlord determines that Tenant’s use of such Utility or service is excessive or abnormal such that it is unfair to assess Tenant and other tenants therefor on a pro-rata square footage basis, Landlord shall so notify Tenant.  Such written notice shall contain Landlord’s estimate of a fair percentage of the overall cost of such Utility or service which should be billed to Tenant.  If, within thirty (30) days after Tenant’s receipt of such notice, Landlord and Tenant are unable to agree upon a fair percentage if the overall cost of such Utility or service to be paid by Tenant, then, and in such event, Tenant shall thereafter, at Tenant’s election, either (i) pay the percentage of overall cost set forth in Landlord’s notice, or (ii) cause such utility or service to be separately metered to Tenant or separately contracted for by Tenant, so that Tenant will pay separately, at Tenant’s sole expense, for such Utility or service (in which case Landlord shall not assess Tenant for any pro-rata share of such Utility or service).  The cost of any separate meter shall be paid by Tenant.

SECTION 14:  INSURANCE

14.01                     General Obligations.  Tenant shall, at all times during the Term, at its sole cost and expense, procure and maintain in full force and effect a policy or policies of commercial general liability insurance coverage written on an occurrence from and issued by an insurance carrier having an A.M. Best rating of at least A-VIII and authorized to transact business in the State of Nevada insuring against (i) loss, damage or liability for injury or death to persons and loss or damage to property, (ii) advertising injury, and (iii) any contractual liability, occurring from any cause whatsoever in connection with the Premises or Tenant’s use thereof.  Such liability insurance shall be in amounts of not less than One Million Dollars ($1,000,000.00) combined single limit coverage.  Such insurance shall also cover and include all exterior signs maintained by Tenant hereunder.  Landlord shall be named as an additional insured and loss payee (and at Landlord’s option, any other persons, firms or corporations designated by Landlord shall be additional named insured’s) under each such insurance policy.

14.02                     All-Risk Casualty Insurance.  Tenant shall, at all times during the Term, at its sole cost and expense, procure and maintain in full force and effect “all-risk” casualty insurance and such further coverages as Landlord may require, covering not less than 100% of the full replacement value of the Tenant’s improvements on the Premises and the personal property therein.  Tenant and Landlord, as their interests may appear, shall be named insured’s (and at Landlord’s option, any other persons, firms, or corporations designated by Landlord shall be additionally named insured’s) under each such insurance policy.

14.03                     Certificate of Insurance/Evidence of Renewal.  The minimum limits of insurance policies required of Tenant hereunder shall in no event limit Tenants liability hereunder.  A certificate issued by the insurance carrier for each insurance policy required to be maintained by Tenant hereunder together with a copy of each such policy or certificate shall be delivered to Landlord and all other named insured’s on or before the Occupancy Date hereof and thereafter, as to policy renewals within thirty (30) days prior to the expiration of the term of each such policy.  Each certificate of insurance and each such insurance policy required to be maintained by Tenant hereunder shall be in form and substance satisfactory to Landlord, shall expressly evidence insurance coverage as required hereby, and shall contain an endorsement or provision requiring not less than thirty (30) days prior written notice to Landlord and all other named insured’s of the cancellation, diminution in the perils insured against, or reduction of the amount of coverage of the particular policy in question.

In the event Tenant fails to procure such insurance, or to deliver such policies or certificates and appropriate endorsements, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof plus fifteen percent (15%) administrative charge shall be paid by Tenant to Landlord as Additional Rent within five (5) days after the delivery to Tenant of bills therefor.  The amounts of the insurance required hereunder shall be subject to adjustment from time to time as requested by Landlord, based upon inflation, increased liability awards, recommendations of professional insurance advisors, and other relevant factors.

14.04                     Use to not Increase Insurance Risk.  Tenant shall not use or occupy, or permit the Premises to be used or occupied, in a manner which will increase the rates of insurance for the Premises or the Center.  Tenant shall also not use or occupy, or permit the Premises to be used or occupied, in a manner which will make void or voidable any insurance then in force with respect thereto or the Center, or which will make it impossible to obtain casualty or other insurance with respect thereto or the Center.  If by reason of the failure of Tenant to comply with the provisions of this Section, the other insurance rates for the Premises or the Center be higher than they otherwise would be, Tenant shall reimburse Landlord, as Additional Rent, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant.

14.05                     Recovery Limited to Insurance.  Tenant hereby waives any and all rights of recovery from Landlord, its partners, officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) enumerated in each form of insurance policy required to be maintained by Tenant hereunder.

14.06                     Waiver of Subrogation.  Each policy of insurance procured by Tenant as provided in this Section shall contain an express waiver of any and all rights of subrogation thereunder whatsoever against Landlord, its partners, officers, agents and employees.  All such policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry.  Any other provision contained in this Section or elsewhere herein notwithstanding, the amounts of all insurance required hereunder to be procured by Tenant shall not be less than an amount sufficient to prevent Landlord from becoming a co-insurer.

14.07                     Plate Glass.  Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the Premises.  Landlord may insure, and keep insured, at Tenant’s expense, all plate and other glass in the Premises for and in the name of Landlord.  Bills for the premiums thereof shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, Additional Rent.

14.08                     Indemnification.  Tenant during the Term shall indemnify and save harmless Landlord, the Center and Landlord’s managing agent for the Center from and against any and all claims and demands whether for injuries to persons or loss of life, or damage to property, occurring within the Premises or elsewhere on the Center, or arising out of the use and occupancy of the Premises by Tenant, or occasioned wholly or in part by any act or omission of Tenant, or its agents.  However, to the extent that such claims and demands, whether for injuries to persons or loss of life, or damage to property are not caused by wilful misconduct on the Landlord’s part, Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and attorney’s fees that may be incurred or paid by Landlord in defending such claims or demands.

In the event Tenant becomes a party to any litigation solely because of the Landlord’s wilful misconduct, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and attorney’s fees that may be incurred or paid by Tenant in defending such claims or demands.

14.09                     Landlord’s Policy Covering Center.  Landlord shall, at all times during the Term, subject to Tenant’s obligations for its pro-rata share of the Center’s Operating Cost, procure and maintain in full force and effect “all-risk” insurance against perils included therein, including business income loss for up to one (1) year, and such further coverage as Landlord may conclude is necessary covering not less than 80% of the current replacement value of the building in which the Premises is situated and its improvements, including but not limited to earthquake and flood coverage.  The insurer therefor shall meet the minimum requirements as otherwise set forth above.  Mortgagee(s) of the Center or any portion thereof may be named as additional insured’s thereon.  Landlord, in connection with such casualty insurance, shall endeavor to obtain the agreement of each mortgagee of the Center or the Premises to make proceeds of such insurance available for repair and restoration of Landlord’s Work in accordance with the provisions of Section 20 hereof.

14.10                     Landlord’s Liability Policy Covering Center.  Landlord shall, at all times during the Term, subject to Tenant’s obligation for its pro-rata share of the Center’s Operating Costs, procure and maintain in full force and effect a policy or policies of commercial general liability insurance assuring against loss or damage or liability for injury or death to persons and loss or damage to property occurring from any cause whatsoever in connection with the Center but not necessarily included within the Premises.  Such liability insurance shall be in an amount of not less than One Million Dollars ($1,000,000.00), combined single limit coverage.  Such insurance shall also cover and include all exterior signs maintained by Landlord hereunder.  The insurer therefor shall meet minimum requirements as otherwise set forth above.  Mortgagee(s) of the Center or any portion thereof may be named as additional insured’s thereon.

SECTION 15:  LIENS

15.01                     Tenant shall allow no Liens.  Tenant shall at all times indemnify, save and hold Landlord, the Premises, the Center and leasehold created hereby free of and harmless from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant, or out of any work performed, material furnished, or obligations incurred by Tenant in, upon or otherwise in connection with the Premises.  Tenant shall give Landlord written notice of at lease ten (10) days prior to the commencement of any work on the Premises to afford Landlord the opportunity of filing appropriate Notices of Nonresponsibility.  Tenant shall, at its sole cost and expense, within fifteen (15) days after filing of any lien of record, obtain the discharge and release thereof.  Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and release in the event Tenant fails or refuses to do the same within said fifteen (15) day period.

SECTION 16:  INDEMNIFICATION

16.01                     Tenant’s Duty to Indemnify.  Tenant hereby indemnifies, saves and holds Landlord, the Premises, the Center, the leasehold estate, and Landlord’s management agent for the Center, free and harmless from any and all liabilities, losses, costs, expenses, including attorneys’ fees (at trial and appeal), causes of action, suits, judgments, claims, liens and demands of any kind whatsoever in connection with, arising out of, or by reasons of any act, omission or negligence of Tenant, its agents or business invitees while in, upon, about or in any way connected with the Premises or the Center or arising from any accident, injury or damage, however and by whomever caused, to any person or property whatsoever, occurring in, upon, about or in any way connected with the Premises or any portion thereof other than solely as a result of the wilful misconduct of Landlord.

16.02                     Limitation on Landlord’s Liability.  Landlord shall not be liable to Tenant or to any other person for any damage occasioned by falling plaster, electricity, plumbing, gas, water, steam, sprinkler or other pipe and sewage system or by the bursting, running or leaking of any tank, washstand, closet or waste of other pipes, nor for damages occasioned by water being upon or coming through the roof, skylight, vent, trapdoor or otherwise or for any damage arising from any acts or neglect of other tenants or occupants of the Center or of adjacent property or of the public, nor shall Landlord be liable in damages or otherwise for any failure to furnish, or interruption of, the service of any utility.

16.03                     Landlord’s Duty to Indemnify.  Landlord hereby indemnifies, saves and holds Tenant and the leasehold estate free of and harmless from any and all liabilities, losses, costs, expenses, including attorneys’ fees (at trial and appeal), causes of action, suits, judgments, claims, liens and demands of any kind whatever directly arising solely out of the wilful misconduct of Landlord or its employees, while in, upon, about or in any way connected with the Premises or the Center.

16.04                     Survival Clause.  Each party’s indemnity rights and obligations hereunder (whether set forth in Section 16 or elsewhere) shall survive the expiration or termination hereof.

SECTION 17:  SUBORDINATION; ESTOPPEL CERTIFICATE

17.01                     Subordination.  Tenant agrees upon request of Landlord to subordinate this Lease and Tenant’s rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Premises, or any portion thereof, or any property of which the Premises is a part and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be required to effectuate such subordination.  In the event that Tenant fails, neglects or refuses to execute and deliver any such documents to be executed by it within ten (10) days after request by Landlord, Tenant hereby irrevocably appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant to execute and deliver any and all such documents for and on behalf of Tenant.  Tenant acknowledges that the power of attorney granted hereby is coupled with an interest.  Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the provisions of this Section within ten (10) days after written request by Landlord, shall constitute a default hereunder.  In that event, Landlord in addition to any other rights or remedies it may have, shall have the right, by written notice to Tenant to terminate this Lease as of a date not less than twenty (20) days after the date of Landlord’s notice.  Landlord’s election to terminate shall not release Tenant of any liability for its default.

17.02                     Estoppel Certificate.  Tenant agrees that within ten (10) days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord and/or Landlord’s designee a recordable certificate stating that this Lease is in full force and effect, such defenses or offsets as are claimed by Tenant, if any, the date to which all rentals have been paid, and such other information concerning the Lease, the Premises and Tenant as Landlord or said designee may request.  In the event that Tenant fails to execute and/or deliver any such certificate or offset statement to Landlord within said ten (10) days, Tenant hereby irrevocably appoints Landlord as Tenant’s duly authorized attorney-in-fact for the purpose of executing and delivering any such certificate or offset statement, and Tenant hereby grants Landlord all power and authority necessary to execute and deliver such documents on behalf of Tenant.  Tenant acknowledges that the power of attorney granted hereby is coupled with an interest.

17.03                     Attornment.  In the event of any sale, transfer or exchange of the Premises or the Center by Landlord, Landlord shall be and is hereby relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease, arising out of any act, occurrence or omission relating to the Premises occurring after the consummation of such sale, transfer, conveyance or exchange.  Tenant agrees to attorn to such purchaser, transferee or grantee.

SECTION 18:  ASSIGNMENT AND SUBLETTING

18.01                     Assignment/Subletting Not Permitted Without Prior Written Consent.  Tenant shall not assign this Lease or any interest herein, nor sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other person, without the written prior consent of Landlord.  A consent to one assignment, subletting, occupancy or use, shall not be construed as a consent to any subsequent assignment, subletting, occupancy or use.  Tenant shall provide to Landlord evidence of assignees final suitability.

18.02                     Tenant Not Released.  In the absence of an express agreement in writing to the contrary executed by Landlord, no assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license hereof or hereunder shall act as a release of Tenant from any of the terms, covenants and conditions hereof on the part of Tenant to be kept and performed.

18.03                     No Merger.  The voluntary or other surrender hereof by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provisions contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any or all subleases or subtenancies, or operate as an assignment to Landlord of any and such subleases or subtenancies.

18.04                     Review Fees.  Tenant shall reimburse Landlord the greater of $500.00 or Landlord’s actual costs and attorneys’ fees incurred in connection with the processing and documentation of any requested transfer.

18.05                     Transfer of Ownership.  If Tenant is a corporation, partnership, or limited liability company the issuance of any additional stock or partnership or membership interest, as the case may be, and/or the transfer, assignment or hypothecation of any stock or interest in such corporation, partnership, or limited liability company in the aggregate in excess of ten percent (10%) of such interest, as the same may be constituted as of the date hereof, shall be deemed an assignment within the meaning of this Section 18.

18.06                     Tenant Not Released/Conditions.  No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations hereunder.  Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 16.01, for any acts or omission by an assignee or subtenant.  Each transferee, other than Landlord, shall assume all obligations of Tenant hereunder and shall be liable jointly and severally with Tenant for the payment of all rent and for the due performance of all Tenant’s obligations under this Lease.  No transfer shall be binding upon Landlord unless any document memorializing the transfer is delivered to Landlord and, if the transfer is an assignment of sublease, both the assignee/subtenant and Tenant deliver to Landlord an executed document which contains:  (i) a covenant of assumption by the assignee/subtenant, and (ii) an indemnification agreement by Tenant, both satisfactory in substance and form to Landlord and consistent with the requirements of this Section; provided that the failure of the assignee/subtenant or Tenant to execute the instrument of assumption shall not release either from any obligation hereunder.

The acceptance by Landlord of  any payment due hereunder from any other person shall not be deemed to be a waiver by Landlord of any provisions hereof or to be consent to any transfer.  Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights hereunder.

SECTION 19:  CONDEMNATION

19.01                     Condemnation.  In the event of any taking of or damage to all or part of the Premises (or any interest therein) prior to the expiration or earlier termination hereof and by reason of any exercise of the power of eminent domain (whether by condemnation proceedings or otherwise) or by reason of any transfer of all or any part of the Premises (or any interest therein) made in avoidance of such an exercise, the rights and obligations of Landlord and Tenant with respect thereto shall be set forth in this Section.  Such taking, damage and/or transfer are all referred to as an “Appropriation.”

19.02                     Entire Premises.  If the entire Premises is Appropriated, this Lease shall terminate and expire as of the date of such Appropriation, and Landlord and Tenant shall be released from further liability hereunder.

19.03                     Portion of the Premises.  If the Appropriation exceeds one-third (1/3) of the floor space of the Premises and the remainder will not be reasonably adequate for the operation of Tenant’s business after Landlord completes such repairs or alterations as Landlord elects to make, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party hereto of such election in writing within thirty (30) days after such Appropriation.

19.04                     Following Appropriation.  Subject to the provisions of Section 19.03 above, if after such Appropriation the remaining part thereof is suitable for the purposes from which Tenant has leased the Premises, this Lease shall continue in full force and effect, but the Minimum Monthly Rent shall be reduced in an amount equal to the proportion of the Minimum Monthly Rent which the floor space of the portion taken bears to the total floor space of the Premises.  In the event a partial Appropriation does not terminate this Lease, Tenant, at Tenant’s expense, shall make repairs and restoration to the remaining Premises.  Tenant shall also repair or replace its fixtures, furniture, furnishings and equipment.  If Tenant has closed, Tenant shall promptly reopen for business.

19.05                     Landlord’s Right to Terminate.  If any part of the Center comprising more than 25% of the acreage of the Center, but not including the Premises, shall be Appropriated, Landlord shall have the right, at its option, to terminate this Lease by notifying Tenant within six (6) months of such Appropriation.

19.06                     Disposition of Awards.  All awards payable on account of such Appropriation shall be payable to Landlord, and Tenant hereby waives any and all rights thereto and interest thereon; provided, however, that Tenant shall be entitled to a separate award for the Tenant’s relocation costs, but Landlord shall have no obligation with respect thereto.

19.07                     Temporary Taking.  No temporary taking of the Premises by governmental authority shall terminate this Lease.  Any award specifically attributable to a temporary taking of the Premises shall belong entirely to Landlord and the Tenant shall only be entitled to abatement of Minimum Monthly Rent during that time.  A temporary raking shall be deemed to be a taking of the use of occupancy of the Premises for a period not to exceed ninety (90) days.

SECTION 20:  DAMAGE OR DESTRUCTION

20.01                     Destruction.  In the case of the total or partial destruction of the improvements on the Premises, or any portion thereof, whether by fire or other casualty, this Lease shall not terminate except as otherwise specifically provided herein.  Tenant shall be entitled to a reduction in the Minimum Monthly Rent in an amount equal to that proportion of the Minimum Monthly Rent which the number of square feet of floor space in the unusable portion bears to the total number of rentable square feet of the Premises.  Said reduction shall be prorated so that the Minimum Monthly Rent shall only be reduced for those days any given area is actually unusable.  Further, if a portion of the Premises is so damaged or destroyed so as to preclude Tenant from operating its business, then there shall be a full abatement of Minimum Monthly Rent until operations may be resumed.  Subject to the availability of casualty insurance proceeds as provided in Section 14 above, Landlord shall promptly undertake to repair and restore the building in which the Premises is situated including Common Areas therein consistent with the provisions of Section 20.02 below.  Thereafter, Tenant shall, in accordance with Section 20.02 below, promptly undertake and with reasonable dispatch repair and reconstruct the Premises and other improvements of Tenant on the Premises.  To the extent insurance proceeds are insufficient therefor, Tenant shall be liable for any such difference.  In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by labor disputes, civil commotion, war, governmental regulations or control, fire or other casualty, inability to obtain any materials or services, acts of God and other causes beyond Tenant’s reasonable control.

20.02                     Repair and Reconstruction.  The provisions of this Section 20 with respect to repair and reconstruction by Landlord shall be limited as to that which is necessary to place the Center in the condition as it existed at the Occupancy Date and when placed in such condition the Premises shall be deemed restored and rendered tenantable.  Thereafter, Tenant, at its expense, shall have no more than ninety (90) days, subject to extension of time for Force Majeure (as defined in Section 26 below) and Landlord delays in the completion of its repair or restoration work, to perform Tenant’s Work and any and all modification, addition or alteration subsequent thereto.  Tenant shall also repair or replace its stock in trade, fixtures, furniture, furnishing, floor coverings and equipment, and if Tenant has closed, Tenant shall reopen for business within such ninety (90) day period.

If the Premises cannot be restored and Tenant’s business opened within twelve (12) months of such damage or destruction, based upon an estimate therefor made by Landlord’s architect, then and in such event, Tenant may, within thirty (30) days after written notice from Landlord estimating the time to complete such repairs or restoration (which notice shall be given to Tenant within thirty (30) days of such damage or destruction), elect to terminate this Lease by written notice to Landlord.

20.03                     Insurance Proceeds.  All insurance proceeds payable under any casualty insurance policy procured and maintained by Tenant shall be payable solely to Landlord and/or its mortgagee with the provision that such proceeds shall be made available for repair and restoration of the Premises.  Tenant shall in no case be entitled to compensation or damages on account of any annoyance or inconvenience in making repairs under any provision hereof.  Except to the extent provided for in this Section 20, neither the rent payable by Tenant nor any of Tenant’s other obligations hereunder shall be affected by any damage to or destruction of the Premises or any portion thereof by any cause whatsoever.

SECTION 21:  RIGHT OF ACCESS

21.01                     Landlord’s Right to Enter.  Landlord and Landlord’s agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms hereof.  Landlord shall have the right to use any means which Landlord may deem proper to open all doors in the Premises in an emergency.  Entry onto the Premises obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.  Nothing contained herein shall impose or deem to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision hereof is required to be done by Tenant.  The performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to do the same.

21.02                     Storage of Materials.  Landlord may, during the progress of any work on the Premises, keep and store upon the Premises all necessary materials, tools and equipment.  Landlord shall not in any event be liable for any inconvenience, disturbance, loss of business or quiet enjoyment, or other damage or loss to Tenant by reason of performing any such repairs or work upon the Premises, or on account of bringing materials, supplies and equipment into, upon or through the Premises during the course thereof, and the obligations of Tenant hereunder shall not thereby be affected in any manner whatsoever.

21.03                     Showing to Re-let.  Landlord, its authorized agents and representatives, shall be entitled to enter the Premises at all times for the purposes of exhibiting the same to prospective purchasers and, during the final six (6) months of the Term hereof, Landlord shall be entitled to exhibit the Premises for lease and post signs therein announcing the same.

SECTION 22:  EXPENDITURES BY LANDLORD

22.01                     Landlord’s Expenditures.  Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant.  In such event, the amount thereof with interest thereon at the rate of eighteen percent (18%) per annum shall constitute and be collectible on demand as Additional Rent.

SECTION 23:  TENANT’S DEFAULT; LANDLORDS REMEDIES

23.01                     Events of Default.  Tenant’s compliance with each and every covenant and obligation hereof on its part to be performed hereunder is a condition precedent to each and every covenant and obligation of Landlord hereunder.  Any one or more of the following shall be a “Default” hereunder:

(a)  Tenant shall default in the payment of any sum of money required to be paid hereunder and such default continues for five (5) days after the date any such payment was due; or

(b)  Tenant shall default in the performance of any other term, covenant or condition hereof required to be performed by Tenant and such default continues for twenty (20) days after written notice thereof from Landlord to Tenant.  However, if the default complained of in such notice is of such a nature that the same cannot with reasonable diligence be done within said twenty (20) day period, Tenant shall commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence, within forty (40) days from the date of giving of such notice; or

(c)  Tenant vacates or abandons the Premises during the Term hereof.  Abandonment is defined to include, but is not limited to, any absence by Tenant from the Premises for thirty (30) consecutive days (or longer) or forty-five (45) days (whether consecutive or not) in any calendar year; or

(d)  The occurrence of any Tenant Bankruptcy meaning (a) the application by Tenant or any Guarantor of Tenant or its or their consent to the appointment of a receiver, trustee, or liquidator of Tenant or any Guarantor of Tenant or a substantial part of its or their assets, (b) the filing of a voluntary petition in bankruptcy or the admission in writing by Tenant or any Guarantor of Tenant of its inability to pay its debts as they become due, (c) the making by Tenant or any Guarantor of Tenant of an assignment for the benefit of its creditors, (d) the filing of a petition or an answer seeking a reorganization or an arrangement with its creditors or an attempt to take advantage of any insolvency law, (e) the filing of an answer admitting the material allegations of a petition filed against Tenant or any Guarantor of Tenant in any bankruptcy, reorganization, or insolvency proceeding, (f) the entering of an order, judgment, or decree by any court of competent jurisdiction, adjudicating Tenant or any Guarantor of Tenant a bankrupt or an insolvent, approving a petition seeking such reorganization, or appointing a receiver, trustee, or liquidator of Tenant or any Guarantor of Tenant or of all or a substantial part of its or their assets, or (g) the commencing of any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership, or similar law, and the continuation of such order, judgment, decree, or proceeding unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof.

(e)  Tenant does, or permits to be done, any act which creates a mechanic’s lien or claim thereof against the Premises or the Center and fails to discharge same timely; or

(f)  Tenant fails to furnish Landlord with a copy of any insurance policy or certificate required to be furnished by Tenant to Landlord when due, and such default shall continue for ten (10) days after written notice from Landlord; or

(g)  Tenant’s causing, permitting or suffering to be done any act that requires prior written consent of Landlord, unless such consent is so obtained; or

(h)  Tenant shall fail to occupy the Premises on the Commencement Date as fixed herein; or

(i)  The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor was materially false.

23.02                     Landlord’s Rights.  In the event of a default as designated in this Section or elsewhere herein, in addition to any other rights or remedies provided for herein or available at law or in equity, Landlord, at its sole option, shall have the following rights;

(a)  The right to declare the Term of this Lease ended and to re-enter the Premises and to take possession thereof, and to terminate all of the rights of Tenant in and to the Premises; or

(b)  The right without declaring the Term of this Lease ended, to re-enter the Premises and to occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, applying any monies received first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses, attorneys’ fees, and expenditures placing the same in good order and condition, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid, assumed or incurred by Landlord in or in connection with reletting the Premises and then to the fulfillment of covenants of Tenant.  Such reletting shall be for such rent and on such other terms and conditions as Landlord in its sole discretion, deems appropriate.  In any case, and whether or not the Premises or any part thereof be relet, Tenant, until the end of what would have been the term hereof in the absence of such default and whether or not the Premises or any part thereof shall have been relet shall be liable to Landlord and shall pay to Landlord monthly an amount equal to the amount due as Minimum Monthly Rent, less the net proceeds for said month, if any, of any reletting effected for the account of Tenant pursuant to the provisions of this Subsection, after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, court costs, attorneys’ fees, expenses of employees, alteration costs, and expense of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full).  Landlord reserves the right to bring such actions for the recovery of any deficits remain unpaid by Tenant hereunder as Landlord may deem advisable from time to time without being obligate to await the end of the Term for a final determination of Tenant’s account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant to the provisions of this Section; or

23.03                     Removal of Persons and Property.  Pursuant to its rights of re-entry above, the Landlord may remove all persons from the Premises and may, but shall not be obligated to remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against such property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner(s) thereof.  Tenant agrees to hold Landlord harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomever.  Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rent or other sum of money thereafter to accrue hereunder, or Tenant’s liability for damages under any of the provisions hereof, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have specifically, with reference to this Section, notified Tenant in writing that it has so elected to terminate this Lease.  Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability hereunder of Tenant to Landlord.

23.04                     Court Costs and Attorneys Fees.  In any action brought by Landlord or Tenant to enforce any of its rights under or arising from this Lease, the prevailing party shall be entitled to receive its court costs and legal expenses, including reasonable attorneys’ fees, at trial and on appeal, whether such action is prosecuted to judgment or not.  In the event Landlord commences any proceedings for non-payment of any rent, Tenant will not interpose any counterclaim of any nature or description in any such proceedings.

23.05                     No Waiver.  The waiver by Landlord of any particular default or breach of any of the terms, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other term covenant or condition contained herein.  Landlord’s failure to insist upon strict performance of any of the terms, conditions or covenants herein shall not be deemed to be a waiver of any rights or remedies of Landlord.  The subsequent acceptance of rent or any other payment hereunder by Tenant to Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental or other payment or portion thereof so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental or payment.  No payment by Tenant or receipt by Landlord of a lessor amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided herein.  This Section 23 may not be waived.

23.06                     Landlord’s Lien.  Tenant agrees that Landlord shall have a Landlord’s lien on and against all real or personal property of Tenant or any of Tenant’s agents, subtenants, or licensees situated or in the Premises, which lien shall secure the payment of all rental and additional charges payable by Tenant to Landlord under the terms hereof.  Tenant hereby irrevocably authorizes and empowers Landlord to execute and file, on Tenant’s behalf, all financing statements, refiling and continuations thereof as Landlord deems necessary or advisable to create, preserve and protect said lien.

SECTION 24:  QUIET POSSESSION

24.01                     Quiet Possession.  Tenant, upon the timely payment of the Minimum Monthly Rent, Additional Rent and other sums required of Tenant hereunder, and upon Tenant’s performance of all of the terms, covenants and conditions hereof on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term without any disturbance from Landlord or from any other person claiming though Landlord.

SECTION 25:  LANDLORDS DEFAULT

25.01                     Landlord’s Breach.  It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions hereof on Landlord’s part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured is within thirty (30) days of receipt of said notice.  Notwithstanding any other provisions hereof, Tenant agrees that if the default complained of in the notice provided for by this Section is of such nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within a thirty (30) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

25.02                     Limitation of Landlord’s Liability.  The liability of Landlord to Tenant for any default by Landlord hereunder shall be limited to the equity interest of Landlord in the Center and Tenant agrees to look solely to Landlord’s equity interest in the Center for any recovery of any judgement from Landlord; it being intended that Landlord shall not be personally liable for any judgment or deficiency.

SECTION 26:  FORCE MAJEURE

26.01                     Force Majeure.  Whenever a period of time is appointed in which, either party hereto is required to complete any act, the time for the completion thereof shall be extended by a period of time equal to the number of days which such party is prevented from or is unreasonably interfered with the completion of such act, because of labor disputes, civil commotion, governmental regulations or control, war, fire or other casualty, inability to obtain any materials or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party’s reasonable control (financial inability excepted).  However, nothing contained herein shall excuse Tenant from the prompt payment of any rent or charge required of Tenant hereunder.

SECTION 27:  NOTICES

27.01                     Notices.  Any and all notices and demands required hereunder shall be in writing and shall be validly given or made if served either personally, or delivered by recognized commercial courier (such as Federal Express), or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested.  If such notice or demand be served by registered or certified mail in the manner provided, service shall be conclusively deemed given two (2) calendar days after mailing or upon receipt, whichever is sooner.

(a)                                  Any notice or demand to Landlord shall be addressed to Landlord at:

c/o Investment Equity Builders

4560 S. Decatur Boulevard, Suite 200

Las Vegas, Nevada 89103

702-871-4545

702-367-8126 Fax

with copy to:                          Deaner, Deaner, Scann Malan & Larsen

720 S. Fourth Street, Suite 300

Las Vegas, Nevada 89101

702-382-6911

702-366-0854 Fax

ATTN:          Doug Malan

(b)                                 Any notice or demand to Tenant shall be addressed to Tenant at the Premises with a copy to:

INTERNATIONAL INTEGRATED INCORPORATED

4560 South Decatur Boulevard, Suite 300

Las Vegas, Nevada 89103

702-731-2519

702-791-5365 Fax

27.02                     Change of Address.  Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by written notice given in the manner set forth herein to the other party, which notice of change of address shall not become effective, until the actual receipt thereof by the other party.

SECTION 28:  GENERAL PROVISIONS

28.01                     Remedies Cumulative.  The various rights, elections and remedies of Landlord contained herein shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived herein.

28.02                     Successors.  The terms, covenants and conditions contained herein shall apply to, bind and inure to the benefit of heirs, executors, administrators, legal representatives, successors and assigns of Landlord and Tenant (where permitted).

28.03                     Partial Invalidity.  If any term, covenant or condition hereof or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all remaining terms, covenants and conditions hereof, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

28.04                     Time of the Essence.  Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

28.05                     Entire Agreement/No Parol Evidence.  This Lease contains the entire agreement of the parties hereto and any and all oral and written agreements, understanding, representations, warranties, promises and statements of the parties hereto and their respective officers, directors, partners, agents and brokers with respect to the subject matter hereof and any matter covered or mentioned herein shall be merged in this Lease and no such prior oral or written agreement, understanding, representation, warranty, promise or statement shall be effective or binding for any reason or purpose unless specifically set forth herein.  No provision hereof may be amended or added to except by an agreement in writing signed by the parties hereto to their respective successors in interest.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

28.06                     No Partnership.  Nothing contained herein shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant.

28.07                     Brokers.  Except as to Priority One Commercial, Tenant warrants that it has had no dealings with any other broker or agent in connection herewith and hereby holds harmless and indemnifies Landlord from and against any and all cost, expense or liability including legal fees and costs in defense thereof for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof based on any such brokers or agents representations of Tenant.  Landlord covenants and agrees to pay all real estate commissions due in connection with this Lease to Priority One Commercial.It is understood and acknowledged that Tenant is aware that Cynthia A. Inman is the sister of a member of the Skyview Business Park, LLC, a Nevada limited liability company and that Priority One Commercial, of which Cynthia A. Inman is a Broker-Salesman/Principal, is a duly licensed real estate brokerage firm licensed in the State of Nevada.

Pursuant to Nevada Real Estate Division rules, Priority One Commercial advises that they exclusively represent the Landlord, as referenced in Exhibit “F”, Duties Owed By  A Nevada Real Estate Licensee.

28.08                     Attorney’s Fees and Costs.  In the event either party initiates legal proceedings for the enforcement or interpretation hereof, or any provision hereof, the prevailing party in such proceedings, including, without limitation, fees and costs incurred in connection with bankruptcy, arbitration, and appellate proceedings, shall be entitled to recover from the other party the costs of such proceedings, including reasonable attorneys’ fees.

(a)                                  Any claim, demand, right or defense of any kind by Tenant which is based upon or arises in connection herewith or the negotiations prior to the execution hereof, shall be barred unless Tenant commences an action thereon or interposes a defense by reason thereof within six (6) months after the date of the occurrence of the event or the action upon which the claim, demand or right or defense relates, whichever applies.

(b)                                 To the extent permitted by applicable law, Landlord and Tenant hereby waive all right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant against each other on any matter arising out of or in any way connected herewith.

28.09                     Governing Law.  The laws of the State of Nevada shall govern the validity, construction, performance, enforcement and effect of this Lease.  Any legal action hereunder or in any way pertaining hereto must be instituted and maintained in Clark County, Nevada.

28.10                     Interpretation.  This Lease shall not be construed either for or against Landlord or Tenant, but shall be interpreted in accordance with the general tenor of its language.

28.11                     Tenants Consideration.  Tenant agrees and acknowledges that Landlord has bargained for Tenant’s full and faithful compliance with the terms hereof, and Tenant’s full and faithful payment of all Minimum Monthly Rent, Additional Rent and other charges and monies to be paid by Tenant.  Therefore, if Landlord has granted Tenant a Tenant Improvement Allowance, free rent or other monetary concession, all such concessions, allowances, and/or benefits to Tenant shall be effective only so long as Tenant is not in default of any term, covenant or provision of this Lease.  Thus, should Tenant default hereunder, in addition to any amounts owing from Tenant to Landlord as a result of such default, the full amount of any construction allowance, Tenant Improvement Allowance, free rent and/or other monetary concession shall be immediately due and payable as Additional Rent by Tenant to Landlord upon demand.

28.12                     Additional Records.  Tenant agrees to deliver to Landlord during the Term, such financial statements, tax returns and other information respecting the condition or operations, financial or otherwise, of Tenant as may from time to time be requested by Landlord.  Such records shall be delivered to Landlord no later than thirty (30) days following its request.

28.13                     Recordation.  Tenant shall not record or file this Lease or any form of Memorandum of Lease or any assignment or security document pertaining hereto or any part Tenant’s interest herein without the prior written consent of Landlord, which consent, if granted, may be subject to such conditions as Landlord shall deem appropriate.  If such consent is granted Tenant shall pay all recording fees, costs, taxes and other expenses fro the recording.  However, upon the request of Landlord, both parties shall execute a memorandum or “short form” of this Lease for recordation in a form customarily used for such purposes.  Said memorandum or “short form” of this Lease shall describe the parties, the Premises and the Term and shall incorporate this Lease by reference.

28.14                     Waiver.  The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such terms, covenant or condition for any preceding or subsequent breach of the same or any other term, covenant or condition herein contained.

28.16                     Authority to Execute.  If Tenant is a corporation, or partnership, or limited liability company, the person(s) executing this Lease on behalf of Tenant represents and warrants to Landlord that Tenant is a validly existing corporation, partnership or Limited liability company, as the case may be, all things necessary to qualify it to do business in Nevada have been accomplished prior to the date of this Lease, all franchise and other corporate taxes have been paid to the date hereof, all forms, reports, fees, and taxes required to be filed or paid by said corporation, or partnership, or limited liability company in compliance with applicable laws will be filed and paid when due, and this Lease is the valid and binding obligation of the Tenant, and forcible in accordance with its terms.

28.17                     Landlord’s Reservation of Rights.  Landlord reserves the absolute right to effect such other tenancies in the Center as Landlord, in the exercise of its own business judgment, shall determine.  Tenant does not rely on the fact, nor does Landlord represent, that any specific Tenant or number of Tenants shall or shall not, during the term hereof or any extension thereof, occupy any portion of the Center.  There are no other representations or warranties between the parties hereto, and all reliance with respect to representations is solely on such representations and agreements as are contained herein.

DO NOT AFFIX YOUR SIGNATURE(S) BELOW UNTIL YOU HAVE READ AND AGREED WITH THE MATTER SET FORTH ABOVE.  Should you still have questions with regard to the above, you are advised to seek the advice of an independent legal counsel.  WHEN PROPERLY COMPLETED, THIS IS A BINDING LEGAL DOCUMENT.  IF NOT FULLY UNDERSTOOD, SEEK COMPETENT LEGAL COUNSEL.

IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date set forth above.

LANDLORD:	TENANT:

SKYVIEW BUSINESS PARK, LLC	INTERNATIONAL INTEGRATED INCORPORATED
a Nevada Limited Liability Company	a British Virgin Islands Corporation

By:	By:

Title:	Title:

Date:	Date:

EXHIBIT “A”

Site Plan

Sky View Business Park

Third Floor

4560 S. Decatur Boulevard

Las Vegas, Nevada 89103

EXHIBIT B

MEMORANDUM OF COMMENCEMENT DATE

THE UNDERSIGNED hereby covenants, represents and warrants to Skyview Business Park, LLC, a Nevada limited liability company, “Owner/Lessor”, of the premises containing                +/- square feet, known as Space                of  4560 South Decatur Boulevard, Las Vegas, NV  89103 (the “Premises”).

1.                                       The undersigned (“Tenant”) is the Tenant of the premises pursuant to a lease (“Lease”) dated                             , entered into between the undersigned Tenant and Owner/Lessor; and hereby acknowledges that he has received a full and complete copy of the fully executed Lease Agreement.

2.                                       The Lease is presently in full force and effect.

3.                                       The Lease constitutes the entire agreement between Owner/Lessor and Tenant, and there have been no amendments, written or oral, to such agreement, except as set forth in Paragraph 1 above.

4.                                       ALL IMPROVEMENTS REQUIRED under the terms of the Lease to be made by Owner/Lessor have been satisfactorily completed and have been accepted by the undersigned.  (EXCEPTIONS TO BE STATED ON A SEPARATE ATTACHED SHEET HERETO, EXECUTED AND DATED.)

5.                                       The undersigned has ACCEPTED the Lease premises AND THE KEYS THERETO and has commenced occupancy thereof.

6.                                       The term of the Lease commences on                              and will end on                             .  A monthly rental as of the  date hereof is                              per month and commences as of the date of                                                         .

7.                                       Rent for any fractional month shall be paid upon execution of Owner/Lessor’s Memorandum of Commencement Date.

8.                                       The amount of prepaid rent is                              for the month of                                                         .

9.                                       The amount of the prepaid security deposit paid under the terms of the Lease is                                                         .

10.                                 Tenant has provided Lessor with the required Certificate of Insurance on the premises pursuant to Section 14.03 of the Lease Agreement.

11.

BASE MINIMUM MONTHLY LEASE RENTAL SCHEDULE

YEAR 1 = MONTH	THRU	= $	PER MONTH
YEAR 2 = MONTH	THRU	= $	PER MONTH + ANNUAL INCREASE
YEAR 3 = MONTH	THRU	= $	PER MONTH + ANNUAL INCREASE
YEAR 4 = MONTH	THRU	= $	PER MONTH + ANNUAL INCREASE
YEAR 5 = MONTH	THRU	= $	PER MONTH + ANNUAL INCREASE

SCHEDULE IS FOR BASE MINIMUM MONTHLY RENT ONLY AND DOES NOT INCLUDE ANY OTHER CHARGES OR COSTS PURSUANT TO THE LEASE AGREEMENT.

BASIC RENT IS ADJUSTED TO REFLECT AN ANNUAL INCREASE AT A FIXED RATE OF           PERCENT (       %).

By:
Name:
Title:

EXHIBIT “C”

LANDLORD’S WORK LETTER

This Work Letter supplements the lease dated October 10, 2002, executed concurrently herewith, by and between Skyview Business Park, LLC, a Nevada Limited Liability Company, as Landlord, and INTERNATIONAL INTEGRATED INCORPORATED, a British Virgin Islands Corporation, as Tenant (“Lease”), covering certain premises described in the Lease (the “Premises”).

1.                                       Construction of Base Building Work and Tenant Improvements.  Landlord shall construct the Premises including the Base Building Work and all Tenant Improvements (as hereinafter defined).

1.1                                 Base Building Definition.  Landlord shall construct the Premises consisting of the following: Building Shell, consisting of foundation and exterior walls, (b) Exterior Doors and Windows, (c)  Exterior Lighting on the Building, (d) HVAC units set on the roof (in particular for Tenant’s premises, of approximately six (6) 5-ton HVAC units), (e) Utilities stubbed to the building, (f) Elevator, (g) all interior common areas including entrance lobby area, common hallways and bathrooms on Floors 2 and 3, (h) Interior entrance doors to each Premises, (i) Parking Lot paved and striped, (j) Landlord’s standard landscape (collectively referred to as the Base Building Improvements).  Any items provided by Landlord in the Premises in addition to the Base Building Improvements shall be paid for by Tenant, subject to Section 3 below.

1.2                                 Exclusions From Base Building Improvements.  Base Building Improvements shall include all of the items described in Section 1.1 and shall not include any Tenant Improvements (as defined herein); without limiting the generality of the foregoing, Base Building Improvements shall exclude the following:

(a)                                  Tenant ceilings and lighting;

(b)                                 Interior finishes of any kind within the Premises;

(c)                                  Interior partitions, doors, and hardware within the Premises;

(d)                                 HVAC distribution duct work and controls within the Premises;

(e)                                  Tenant’s furniture, fixtures and equipment;

(f)                                    Distribution of electrical services, plumbing services and gas services (if applicable) within the Premises;

(g)                                 Any and all data and telecommunication distribution and installation within the Premises;

(h)                               Any and all signs for Tenant and the power therefore;

(i)                                   Window coverings; and

(j)                                   All Tenant’s Plans including architectural, mechanical, plumbing, and electrical specifications for the Premises.

2.                                       Tenant’s Plans and Specifications.

2.1                                 Submission of Plans and Specifications by Tenant.  On or before October 18, 2002, Tenant shall meet with Landlord’s Architect. Tenant must submit to Landlord for Landlord’s engineering and approval, complete plans and specifications for the layout, improvement and finish of the Premises consistent with the design and construction of the Premises shell, including partition plans, floor and wall finish plans, reflected ceiling plans, power, telephone communications and data plans, construction detail sheets and millwork detail plans, showing the location of partitions, light fixtures, electrical outlets, telephone outlets, doors, equipment specifications (including weight specifications and cooling requirements) and power requirements (including voltage, amps, phase, and special plugs and connections), wall finishes, floor coverings, millwork and other Tenant Improvements (as defined in Section 2.3) required by Tenant (collectively, “Tenant’s Plans as set forth

2.2                                 Approval by Landlord.  Tenant’s Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld.  If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall promptly notify Tenant thereof and of the revisions which Landlord reasonably requires in order to obtain Landlord’s approval.  As promptly as reasonably possible thereafter, but in no event later than ten (10) days after Landlord’s notice, Tenant shall submit to Landlord plans and specifications incorporating the revisions required by Landlord.  Said revisions shall be subject to Landlord’s approval, which shall not be unreasonably withheld; if Landlord disapproves revised Tenant’s Plans, Landlord shall so notify Tenant thereof and of the further revisions Landlord reasonably requires in order to obtain Landlord’s approval.  The forgoing process shall be repeated until Landlord finally approves all of Tenant’s Plans required for the Tenant Improvements of the Premises, so that Landlord and Tenant have an agreed upon a set of final plans and specifications.  The final plans and specifications approved by Landlord shall be referred to as the “Final Plans.”  Approval by Landlord shall not be deemed to be a representation by Landlord as to the adequacy or correctness of the design of the Tenant Improvements.

2.3                                 Construction of and Payment for Tenant Improvements.  All improvements required by the Final Plans shall be called “Tenant Improvements” and, subject to Section 3, shall be at Tenant’s sole cost and expense.  All engineering required by Tenant’s Plans and performed by Landlord’s engineer shall be at Tenant’s expense.  Tenant shall be solely responsible for any delay or increased cost in completing the Tenant Improvements that are caused by Tenant’s delays or changes.  Tenant shall also be solely responsible for the design, function and maintenance of all Tenant Improvements, except as specifically provided otherwise in the Lease.

2.4                                 As-Built Plans.  Within sixty (60) days after the occupancy of the Premises, Tenant shall submit to Landlord a set of “as-built” plans incorporating all changes and/or revisions that have been made subsequent to the submission of the Final Plans specified in Section 2.2.

3.                                       Tenant Improvement Allowance.

Tenant shall be credited with an allowance ( the “Tenant Improvement Allowance”) of  $25.00 per usable square foot of the Premises at cost.  The Tenant Improvement Allowance is to be applied against the cost of the Tenant Improvements.  The Tenant Improvement Allowance shall be used solely for the design, including engineering plans and specifications, purchase, installation, and construction of the Tenant Improvements which constitute permanent improvements to the Premises (including, without limitation, carpeting and window coverings), and shall not be used for furniture, furnishings or equipment.  Tenant shall not be entitled to any payment or rent reduction for any part of the Tenant Improvement Allowance not used by Tenant.

4.                                       Cost of and Payment of Tenant Improvements.

4.1                                 Tenant Obligation.  Tenant, at its sole expense, shall pay for the cost of all Tenant Improvements to the extent such cost exceeds the Tenant Improvement Allowance.

4.2                                 Tenant Improvement Cost Estimate.  Prior to the commencement of any Tenant Improvement, Landlord shall submit to Tenant a written estimate (Estimate) of the cost of the Tenant Improvements.  The Estimate shall include the general contract, subcontract, purchase order, or labor and materials cost of the Tenant Improvements including Allowances at cost (as hereinafter defined), One Hundred Thirty Four Thousand and no/100 dollars. ($134,000.00)” is an estimate of cost for an item of work not sufficiently defined in the documents to allow a fixed price to be obtained by the general contractor for which the Estimate is to be increased or decreased respectively by the precise amount that the actual cost of the Allowance item is either in excess of or less than the amount of the Allowance for that item.  Tenant shall approve the Estimate as soon as reasonably possible, but in any event within seven (7) days of  Tenant’s receipt of the Estimate.  If Tenant’s approval is delayed, such delay shall be treated as a Tenant-Caused Delay under Section 7.  Landlord shall be under no obligation to construct any of the Tenant Improvements until Tenant has approved the Estimate; provided, however, Landlord shall have the option to commence and complete the Tenant Improvements.

* Landlord to provide different front doors upstairs not included in Tenant Improvement Dollars and to be agreed upon by Landlord and Tenant.

4.3                                 Tenant’s Payment Obligation.  The cost of the Tenant Improvements to be paid by Tenant pursuant to Section 4 shall include (a) the general contract, subcontract, purchase order, or labor and materials cost of the Tenant Improvements plus “Allowances” as finally adjusted plus the general contractor’s fee, overhead and general conditions charges, plus (b) the cost of Change Orders, as defined in Article 6, minus (c) the Tenant Improvement Allowance (Cost of Tenant Improvements).  Tenant shall pay the Cost of Tenant Improvements to Landlord prior to the commencement of the Tenant Improvements and Landlord shall deposit such funds into Landlord’s general account for payment to the contractor in accordance with the terms of the construction contract for the Tenant Improvements.  Landlord shall be under no obligation to construct any of the Tenant Improvements until Tenant has paid the Cost of Tenant Improvements to Landlord as required herein; provided, however, Landlord shall have the option to commence and complete the Tenant Improvements.

4.4                                 Payment Reconciliation.  In the event of any shortage in the amount of the Cost of Tenant Improvements based on the actual costs of the construction of such improvements, the Tenant shall immediately deposit funds with Landlord in an amount sufficient to pay for such costs.  In the event that Tenant fails to pay for such costs, Landlord may apply all or part of the Security Deposit held by Landlord under the Lease to the Cost of Tenant Improvements in accordance with Section 4.5 of the Lease.

5.                                       Construction.

5.1                                 Punch List.  Landlord shall cause the general contractor to inspect the Premises on or before five (5) days prior to the date upon which Tenant occupies the Premises, with a representative of Tenant and complete a written punch list of unfinished items of Tenant Improvements.  Tenant’s representative shall execute said punch list to indicate approval thereof.

6.                                       Changes, Additions or Alterations.  If Tenant shall request any change, addition or alteration in the Final Plans (Change Order), Tenant shall prepare and submit to Landlord plans, specifications and permits with respect to such Change Order for Landlord’s approval.  Any such Change Order shall be subject to the provisions of Sections 2.2 and 4.  Neither Landlord nor the contractor shall proceed with the Change Order until Tenant has paid Landlord the additional cost, if any, of the Tenant Improvements attributable to such Change Order.

7.                                       Delay.  Tenant shall be responsible for, and pay any and all costs and expenses incurred by Landlord in connection with any delay in the commencement of completion of the Tenant Improvements described in this Workletter, caused by (a) Tenant’s failure to prepare or cause to be prepared, and submit or cause to be submitted, its plans and specifications within the time periods required herein or obtain permits in a timely manner, (b) Tenant’s failure to approve or disapprove Landlord’s cost estimate within the time periods required herein, © any changes, additions, or alterations in the Tenant Improvements described in the Final Plans which were requested or approved by Tenant, (d) delays in the schedule of construction of the Premises caused by materials or improvements required by Tenant of the type described in Section 2.3, and (e) any other delay requested or caused by Tenant, including those occurring under Section 2.3.  The foregoing delays are referred to herein and in the Lease as “Tenant-Caused Delays.”

8.                                       Default.  Any default by Tenant under the terms of this Building Standard Workletter shall constitute a default under the Lease to which this Workletter is attached, and shall entitle Landlord to exercise all remedies set forth in the Lease.

9.                                       Reasonable Diligence.  Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Workletter and in proceeding with the construction and completion of the Tenant Improvements in the Premises.

Dated: October 10TH, 2002

LANDLORD:

SKYVIEW BUSINESS PARK, LLC
a Nevada limited liability company

By:

Its:

TENANT:

INTERNATIONAL INTEGRATED INCORPORATED
a British Virgin Islands Corporation

By:

Its:

EXHIBIT “D”

Tenant Signage Criteria

All signs that are to be installed for the benefit of each individual tenant shall be at the sole cost and expense of Tenant.  Tenant shall be permitted to install an identification sign on its entrance door and on the Pylon Sign.

DOOR SIGNS:  Tenant shall be permitted to install vinyl, self adhering letters to identify Tenant and Tenant’s business to Landlord’s designated Suite Signs.  The letters are to be Helvetica bold in style and shall be no greater than 4 inches in height.  A maximum of 4 lines of lettering will be permitted.

PYLON SIGNAGE:  Tenant at Tenant’s sole cost shall be allowed to install Tenant’s name and logo on the Pylon sign in a location as designated by Landlord.  The letters are to be Helvetica bold in style and shall be no greater than 10” in height.  Landlord shall have final approval, which shall not be unreasonably withheld, of Tenant’s sign.

BUILDING SIGNAGE: (To be decided by Landlord at later date for signage on building) Tenant at Tenant’s sole cost shall be allowed to install Tenant’s Name on the Building in a location as designated by Landlord.  The letters are to be Helvetica bold in style and shall be no greater than 24” in height.  Landlord shall have final approval, which shall not be unreasonably withheld, of Tenant’s sign.  Landlord reserves the right to amend these criteria from time to time without notice to Tenant.

EXHIBIT “E”

RULES AND REGULATIONS

(a)                 Sidewalks, parking areas, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes, or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

(b)                Tenant shall dispose of all trash in receptacles designated by Landlord.  Notwithstanding the preceding sentence, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for disposing of all of Tenant’s biohazardous waste which Tenant shall dispose of in compliance with all applicable laws.

(c)                 Plumbing, fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

(d)                No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its reasonable discretion.  Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

(e)                 Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

(f)                   Corridor doors, when not in use, shall be kept closed.

(g)                Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

(h)                No animals shall be brought into or kept in or about the Building except for animals permitted by applicable law which assist physically impaired individuals.

(i)                    When conditions are such that Tenant must dispose of crates, boxes, etc. on the sidewalk, it will be the responsibility of Tenant to dispose of same prior to 7:30 a.m. or after 5:30 p.m.

(j)                    No machinery of any kind, other than ordinary office machines such as computers and photocopy machines and medical equipment of a type normally found in a high quality family practice out-patient clinic, shall be operated on Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any inflammable or explosive fluid or substance (including living Christmas trees and lighted ornaments) except fluids or substances commonly found in a high quality family practice clinic, or any illuminating materials, except candles.

(k)                 No motorcycles or similar vehicles will be allowed in any portion of the Building other than the parking areas.

(l)                    No nails, hooks, or screws (other than for the purpose of hanging normal office wall decorations) shall be driven into or inserted in any part of the Building except as approved by Building maintenance personnel.

(m)              Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

(n)                No food and/or beverages shall be distributed from Tenant’s office (other than food and beverages intended for Tenant’s employees and clients) without the prior written approval of Landlord.

(o)                No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or its agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the Premises by Landlord.  Notwithstanding the foregoing, Tenant may have a locked drug cabinet on the Premises and Landlord shall not furnish or have copies of any keys for such drug cabinet.

(p)                Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be for Tenant’s account.

(q)                Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

(r)                   No portion of the Building shall be used for the purpose of lodging rooms.

(s)                 Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant other than soft drink, candy and other similar vending machines for the use of Tenant’s employees).

(t)                   Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting at Tenant’s expense.

(u)                No Tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workers approved by Landlord, working under Landlord’s supervision.  The provisions of this Paragraph shall not affect or be deemed to supersede in any way the provisions the of the Lease with regard to the improvement and alteration of the Premises.

(v)                Tenant shall provide plexiglas or other pads for all chairs mounted on rollers or casters.

(w)              The Landlord has designated this as a non-smoking building.  Smoking will not be allowed in the common areas of the building.

(x)                  Tenants use of elevators for move-in purposes shall be restricted to weekend hours only.  Tenant shall be responsible for any and all damage caused by the use of the elevator for move-in purposes and will promptly reimburse Landlord upon written notification of damage.  Tenant shall use moving blankets to minimized and such damage.

(y)                Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its reasonable business judgment shall from time to time be needful for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

EXHIBIT “F”

AGENCY DISCLOSURE

DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE

In Nevada, a real estate licensee can (1) act for only one party to a real estate transaction, (2) act for more than one party to a real estate transaction with written consent of each party, or (3) if licensed as a broker, assign different licensees affiliated with the brokers company to separate parties to a real estate transaction.  A licensee, acting as an agent, must act in one of the above capacities in every real estate transaction.  If this form is used for a lease, the term Seller shall mean Landlord/ Lessor and the term Buyer means Tenant/ Lessee.

LICENSEE: The licensee in the real estate transaction is  Cynthia A. Inman  (Licensee) whose license number is  22421.  The Licensee is acting exclusively for the Lessor.  BROKER: The broker in the real estate transaction is  Julie M. Collins ( sBroker) whose company is Priority One Commercial. (Company). *Cynthia A. Inman, Broker-Salesman/Principal of Priority One Commercial is the sister of one of the members of Skyview Business Park, LLC, Lessor.

A NEVADA REAL ESTATE LICENSEE IN A REAL ESTATE TRANSACTION SHALL:

1.                                       Disclose to each party to the real estate transaction as soon as is practicable:

(a) Any material and relevant facts, data or information which Licensee knows, or which by the exercise  of reasonable care and diligence licensee should have known, relating to the property which is the subject of the real estate transaction.

(b) Each source from which Licensee will receive compensation as a result of the transaction.

(c) That Licensee is a principal to the transaction or has interest in a principal to the transaction.

(d) Any changes in Licensees relationship to a party to the real estate transaction.

2.                                       Disclose, if applicable, that Licensee is acting for more than one party to the transaction.  Upon making such a disclosure the Licensee must obtain the written consent of each party to the transaction for whom Licensee is acting before Licensee may continue to act in Licensees capacity as an agent.

3.                                       Exercise reasonable skill and care with respect to all parties to the real estate transaction.

4.                                       Provide to each party to the real estate transaction this form.

5.                                       Not disclose, except to the Broker, confidential information relating to a client.

6.                                       Exercise reasonable skill and care to carry out the terms of the brokerage agreement and to carry out Licensees duties pursuant to the terms of the brokerage agreement.

7.                                       Not disclose confidential information relating to a client for 1 year after the revocation or termination of the brokerage agreement, unless Licensee is required to do so by order of the court.  Confidential information includes, but is not limited to the clients motivation to purchase, sell or trade and other information of a personal nature.

8.                                       Promote the interest of his client by:

(a) Seeking a sale, lease or property at the price and terms stated in the brokerage agreement or at a price acceptable to the client.

(b) Presenting all offers made to or by the client as soon as is practicable.

(c) Disclosing to the client material facts of which the licensee has knowledge concerning the transaction.

(d) Advising the client to obtain advice from an expert relating to matters which are beyond the expertise of the licensee.

(e) Accounting for all money and property Licensee receives in which the client may have an interest as soon as is practicable.

9.                                       Not deal with any party to a real estate transaction in a manner which is deceitful, fraudulent or dishonest.

10.                                 Abide by all duties, responsibilities and obligations required of Licensee in chapters 119, 119A, 119B 645, 645A and 645C of the NRS.

In the event any party to the real estate transaction is also represented by a licensee who is affiliated with the same Company, the Broker may assign another licensee to act for that party.  The above Licensee will continue to act for you.  As set forth above, no confidential information will be disclosed.

I/We acknowledge receipt of a copy of this list of licensee duties, and have read and understand this disclosure.

Tenant	Date	Time	am/ pm

Landlord	Date	Time	am/pm

CONFIRMATION REGARDING REAL ESTATE AGENT RELATIONSHIP

Property Address:  4560 S. Decatur Boulevard, Suite 300, Las Vegas, Nevada 89103

I/We confirm the duties of a real estate licensee of which has been presented and explained to me/us.  My/our representatives relationship is:

Cynthia A. Inman	is the AGENT of	is the AGENT of
☒ Seller / Landlord Exclusively*	☐ Both Buyer & Seller**	☒ Buyer / Tenant Exclusively	☐ Both Buyer & Seller**

**IF AGENT IS ACTING FOR MORE THAN ONE PARTY IN THIS TRANSACTION, you will be provided a consent to Act Form for your review, consideration and approval or rejection.  A licensee can legally represent both the Seller and Buyer in a transaction but ONLY with the knowledge and written consent of BOTH the Seller and Buyer.  * A licensee who is acting for the Seller exclusively, is not representing the Buyer and has no duty to advocate or negotiate for the Buyer. and has no duty to advocate or negotiate for the Buyer.  ***A licensee who is acting for the Buyer exclusively, is not representing the Seller and has no duty to advocate or negotiate for the Seller.

Priority One Commercial
Listing Company		Buyers Company	Date

By: /		By:
		Licensed Real Estate Agent	Date

Landlord:	Date:	Tenant::	Date

Landlord:	Date:	Tenant:	Date:

sNevada Association of REALTORSs

LEASE SUMMARY - File No.:

DATE OF LEASE:	October 8, 2002
PREMISES:	4560 S. Decatur Boulevard, Suite 300, Las Vegas, Nevada
LANDLORD:	Skyview Business Park, LLC
TENANT:	International Integrated Incorporated
TENANTsS TRADE NAME:
PROPOSED USE:	General Office for Investment Management Consultant
GUARANTOR(S):	Corporate
TOTAL RENTABLE AREA	OFFICE:	Rentable:	6,100	Usable:	5,105
RENTAL RATE	$1.75	$10,675.00
LEASE TERM: 66 Months
COMMENCEMENT DATE: December 1, 2002	Occupancy Date: December 1, 2002
TOTAL INITIAL RENT/ANNUAL BASIS:	$128,100.00
DEFERRED MONTHS:	Months two (2) thru seven (7)
SECURITY DEPOSIT:	N/A
PREPAID RENT:	$10,675.00	PREPAID CAM:	$1,769.0
CAM RESERVE:	$0.29/s.f.	RENTAL RATE INCREASE (%): Three Percent (3%)
INCREASE PERIOD: 12 Months	FINANCIALS RECEIVED:
ADDRESS FOR NOTICE TO TENANT:
4560 S. Decatur Boulevard, Suite 300
Las Vegas, Nevada 89103
TELEPHONE:	702-871-8510
PRIORITY ONE AGENT:	Cyndi Inman	OUTSIDE AGENT:	Robert O’Neil
COMMISSION (%) :	3.0%	3.0%

BREAK DOWN OF RENT SCHEDULE:

SQ. FT.	RENT PER MO	RENT PER YR	YR	TOTAL per Annum.	COM. % Outside	COM. % Priority	COM. PAID Outside	COM. PAID PRIORITY

Total	$0.00	$0.00	$0.00	$0.00

SPECIAL IMPROVEMENTS: Landlord to allow Tenant $28.40 per usable square foot toward Tenant’s Improvements